As filed with the Securities and Exchange Commission on June 28, 2019 Registration No. ___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Billion Suntincen Holding Limited

(Exact name of registrant as specified in its charter)

Wyoming	399900	83-1799096
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

B-05 Plaza Taragon Kelana, Jalan SS6/6 Kelana Jaya

47301 Petaling Jaya, Selangor, Malaysia

60 37887 2552

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chang Cai Liu

President/CEO

B-05 Plaza Taragon Kelana, Jalan SS6/6 Kelana Jaya

47301 Petaling Jaya, Selangor, Malaysia

60 37887 2552

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel H. Luciano

Attorney-at-Law

242A West Valley Brook Road

Califon, NJ 07830

Telephone No.: (908) 832-5546

As soon as practicable and from time to time after the effective date of this Registration Statement.

Approximate date of proposed sale to the public

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ¨

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	30,296,967 (2)	$0.01(3)	$3,029,697	$367.20

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Represents the number of shares of common stock currently outstanding to be sold by the selling security holders.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act. Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _______, 2019.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Billion Suntincen Holding Limited

30,296,967 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain selling security holders of Billion Suntincen Holding Limited of up to 30,296,967 shares of common stock held by its selling security holders.

The shares offered by this prospectus may be sold by the selling stockholders at $1.00 per share until the shares are quoted on the tier of OTCQB Markets or an exchange. Thereafter, they may sell in the open market at prevailing prices, through privately negotiated transactions or a combination of these methods. However, there can be no assurance that a market will be created in our common stock. The resale of the shares by the selling stockholders is not subject to any underwriting agreement.  We will not receive any of the proceeds from the sale of such shares. We will bear all expenses of registration incurred in connection with this offering.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 9 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is June _, 2019.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
SUMMARY OF FINANCIAL INFORMATION	7
RISK FACTORS	9
USE OF PROCEEDS	16
DETERMINATION OF THE OFFERING PRICE	16
DILUTION	16
SELLING SECURITY HOLDERS	16
MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	23
PLAN OF DISTRIBUTION	23
DESCRIPTION OF BUSINESS	25
LEGAL PROCEEDINGS	34
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	34
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	42
EXECUTIVE COMPENSATION	44
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	47
DESCRIPTION OF SECURITIES	47
SHARES ELIGIBLE FOR FUTURE SALE	48
LEGAL MATTERS	49
EXPERTS	49
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	50
WHERE YOU CAN FIND MORE INFORMATION	50
INDEX TO FINANCIAL STATEMENTS	51

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the Securities and Exchange Commission’s registration rules for a delayed or continuous offering and sale of securities. Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, we may distribute the shares of common stock covered by this prospectus. This prospectus also covers any shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions.

A prospectus supplement may add, update or change information contained in this prospectus. We recommend that you read carefully this entire prospectus, especially the section entitled “Risk Factors” beginning on page 9, and any supplements before making a decision to invest in our common stock.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The common stock is not being offered in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs.

Cautionary Note Regarding Forward-Looking Information

This prospectus, in particular the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing herein, contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our expectations, beliefs, intentions or strategies concerning future events, including, but not limited to, any statements regarding our assumptions about financial performance; the continuation of historical trends; the sufficiency of our cash balances for future liquidity and capital resource needs; the expected impact of changes in accounting policies on our results of operations, financial condition or cash flows; anticipated problems and our plans for future operations; and the economy in general or the future of the electrical storage device industry, all of which are subject to various risks and uncertainties.

When used in this prospectus as well as in reports, statements, and information we have filed with the Securities and Exchange Commission, in our press releases, presentations to securities analysts or investors, in oral statements made by or with the approval of an executive officer, the words or phrases “believes,” “may,” “will,” “expects,” “should,” “continue,” “anticipates,” “intends,” “will likely result,” “estimates,” “projects” or similar expressions and variations thereof are intended to identify such forward-looking statements. However, any statements contained in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our,” “us,” “BSHL” refer to Billion Suntincen Holding Limited, a Wyoming company, and its wholly owned first and second tier subsidiaries including Billion Faith International Bhd. a Malaysian company and its nine Malaysian subsidiaries identified herein, unless the context otherwise indicates. The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Company Overview

We were incorporated in the State of Wyoming on June 13, 2018. On June 25, 2018, we acquired all of the outstanding capital stock of Billion Faith International Bhd., a Malaysian corporation (“Subsidiary”). The Subsidiary was incorporated in Malaysia on December 13, 2016 and the Subsidiary has nine wholly owned subsidiaries, six of which are operating entities. All the Company’s second tier subsidiaries were incorporated in Malaysia.

The Company develops and distributes innovative consumer products throughout Malaysia and China, offering a comprehensive line of premium-quality beauty and wellness solutions under its “Zuo Yan” brand. Most of our popular products are derived from the birds’ nest of the swallow bird, which are obtained from locations mainly in Borneo and nationally in Malaysia.

Our principal office address is B-05 Plaza Taragon Kelana, Jalan SS6/6 Kelana Jaya, 47301 Petaling Jaya, Selangor, Malaysia. Our telephone number is (+60) 193159266 . We do not have a website.

We commenced operations in Malaysia in January 2017. We recorded gross revenues of $349,756 and a comprehensive loss of $723,388 for the annual period ended December 31, 2018. We recorded gross revenues of $116,077 and a comprehensive loss of $203,767 for the three month period ended March 31, 2019.

Our corporate structure is depicted below:

Billion Suntincen Holdings Limited, a Wyoming company
100% owned
Billion Faith International Bhd, a Malaysian company

        100% owned

CSBN (Sg Chua) Sdn Bhd, a Malaysian company	CSBN Asset Management Sdn Bhd, a Malaysian company	CSBN Gallery (PD) Sdn Bhd, a Malaysian company	CSBN O2O Sdn Bhd, a Malaysian company	CSBN Procurement Sdn Bhd, a Malaysian company

CSBN Retail Chain Sdn Bhd, a Malaysian company	Billion Faith Marketing Sdn Bhd, a Malaysian company	CSBN (Setia Alam) Sdn Bhd, a Malaysian company	CSBN (Sandakan) Sdn Bhd, a Malaysian company

We qualify as an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

Following this offering, we will continue to qualify as an emerging growth company until the earliest to occur of (1) the last day of the fiscal year during which we had total annual gross revenues of at least $1 billion (as indexed for inflation), (2) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering under this prospectus, (3) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt and (4) the date on which we are deemed to be a “large accelerated filer,” as defined under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Under U.S. federal securities legislation, our common stock is known as a "penny stock." Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The Offering

Securities offered:	The selling stockholders are offering hereby up to 30,296,967 shares of common stock.
Offering price:	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Shares outstanding prior to offering:	76,518,000
Shares outstanding after offering:	76,518,000
Market for the common shares:	Presently, there is no market for our common stock.

SUMMARY OF FINANCIAL INFORMATION

The following table summarizes selected historical financial data regarding our business and should be read in conjunction with our consolidated financial statements and related notes contained elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The summary consolidated statement of income for the fiscal years ended December 31, 2018 and December 31, 2017 respectively and the summary balance sheet data as December 31, 2018 and December 31, 2017 are derived from our audited consolidated financial statements included elsewhere in this prospectus, which include all adjustments, consisting of normal recurring adjustments, that our management considers necessary for a fair presentation of our financial position and results of operations as of the dates and for the periods presented. The summary consolidated financial data for the three months ended March 31, 2019 and 2018 respectively from our unaudited consolidated financial statements included elsewhere in this prospectus, which include all adjustments, consisting of normal recurring adjustments, that our management considers necessary for a fair presentation of our financial position and results of operations as of the dates and for the periods presented. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period.

Balance Sheets

	December 31, 2018	December 31, 2017
	(Audited)	(Audited)
Cash	$7,645	$20,692
Total Assets	4,254,106	3,262,171
Total Liabilities	1,690,643	874,571
Total Liabilities and Stockholders’ Equity	2,563,463	2,387,601

Statement of Operations

	Year Ended December 31, 2018 (Audited)	Year Ended December 31, 2017 (Audited)
Revenues	$349,756	$523,468
Comprehensive Loss	(723,388)	(519,692)

Balance Sheets

March 31, 2019

Cash	$9,891
Total Assets	4,053,803
Total Liabilities	1,694,107
Total Liabilities and Stockholders’ Equity	4,053,803

Statement of Operations

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
Revenues	$116,077	$158,104
Comprehensive Loss	(203,767	(165,581)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

Risk Factors Relating to Our Business

WE HAVE LIMITED OPERATING HISTORY AND LIMITED BUSINESS GROWTH.  Through our subsidiary, we have been operational since January 2017, therefore we have had limited operations which makes it difficult to evaluate our business and our prospects. In addition, to date, we have not experienced substantial growth in our business.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small operating company trying to expand its business enterprise and the highly competitive environment in which we will operate. Consequently, there can be no assurance that the business of the Company will grow in the future. Moreover, because of our limited operating history, it is difficult to extrapolate any meaningful projections about the Company's future.

WE WILL NEED ADDITIONAL FINANCING IN ORDER TO GROW OUR BUSINESS. We do not have significant assets with which to expand our business. We intend to expand our business through retailers, wholesalers, exporters and commissioned agents. These additional expenditures are intended to be funded from cash on hand and, if necessary, third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund expansion, the Company may require additional financing to fund working capital and operating losses in the future should the need arise. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of the Company's operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to the Company or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

WE MAY FACE PRODUCT LIABILITY CLAIMS. Due to the nature of our business, we may face claims for product liability. These claims may arise from the application or consumption of our products.  We cannot provide assurances that product liability claims will not arise in the future. Moreover, litigation or adverse publicity resulting from these allegations could materially and adversely affect our business, regardless of whether the allegations are valid or whether we are liable. Currently we have no product liability insurance coverage, and even if there was such coverage, there would be no assurance that such coverage would be sufficient to properly protect us. Further, claims of this type, whether substantiated or not, may divert our financial and management resources from revenue generating activities and the business operation. Presently, we do not have insurance to cover any product liability claims. This lack of insurance may cause a material adverse impact on the Company if product liability claims arise.

AS WE UNDERTAKE OUR BUSINESS, WE WILL BE SUBJECT TO COMPLIANCE WITH POTENTIAL GOVERNMENT REGULATION THAT MAY INCREASE IN THE FUTURE. In Malaysia, the birds’ nest industry is regulated by Malaysian Veterinary Service Dept. Inspection and quarantine is regulated by Ministry of Agriculture & Agro-based Industry Malaysia. We have complied with all regulation required by the Malaysian government. However, we cannot predict whether new legislation may be enacted in any of our markets, and if enacted, whether we would be able to comply with such regulations. Therefore, certain risks exist with respect to our future operations as a result of potential future regulations in our existing markets.

WE FACE COMPETITION FROM OTHER BIRDNEST AND COSMECEUTICAL COMPANIES AND OUR OPERATING RESULTS WILL SUFFER IF WE FAIL TO

COMPETE EFFECTIVELY. We believe there are a few companies worldwide that specialize in cosmeceutical production of birds’ nest products.  To our knowledge, there is one company in Malaysia producing similar quality, grade and pricing policy on birds’ nest products. This competitor has stronger financial and resources, such as sophisticated research capabilities and development staff than we do.

BUSINESS DISRUPTIONS COULD SERIOUSLY HARM OUR FUTURE REVENUE AND FINANCIAL CONDITION AND INCREASE OUR COSTS AND EXPENSES. Our operations could be subject to power shortages, telecommunications failures, wildfires, water shortages, floods, earthquakes, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics and other natural or man-made disasters or business interruptions. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses. Unfavorable global economic conditions could adversely affect our business, financial condition, or results of operations. We do not carry insurance for all categories of risk that our business may encounter. Although we intend to obtain some form of business interruption insurance in the future, there can be no assurance that we will secure adequate insurance coverage or that any such insurance coverage will be sufficient to protect our operations to significant potential liability in the future. Any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our financial position and results of operations.

WE MAY BE UNABLE TO ADEQUATELY PROTECT OUR PROCESSING TECHNIQUE AND RECIPE. Our technique in birds’ nest essence extraction and the process adopted in manufacturing are an essential asset of our business. To establish and protect our processing technique and recipe, we rely primarily upon a trade secrets, and to a lesser extent, contractual provisions with current and future employees. Resultantly, our efforts to protect our processing technique and recipe may not be sufficient or effective. If these measures do not protect our processing technique and recipe, third parties could use the Company’s processing technique and recipe, and its ability to compete in the market would be reduced significantly.

In addition, we may not be effective in policing unauthorized use of our processing technique and recipe. Even if we do detect violations, we may need to engage in litigation to enforce our processing technique and recipe. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert our management’s attention. In addition, our efforts may be met with defenses and counterclaims challenging the validity and enforceability of our processing technique and recipe or may result in a court determining that our processing technique and recipe rights are unenforceable. If we are unable to cost-effectively protect our processing technique and recipe rights, then our business could be harmed.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS. We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to approximate $50,000 per year, consisting of $25,000 in legal, $20,000 in audit and $5,000 for EDGAR filing and transfer agent fees. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We may not be able to cover these costs from our operations and may need to raise or borrow additional funds.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.  In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

OUR OFFICERS AND DIRECTORS MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE.   The interests of our Officers and Directors may not be, at all times, the same as that of our other shareholders. Our Officers and Directors are not simply passive investors but are also executives of the Company, their interests as executives may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our directors exercising, in a manner fair to all of our shareholders, their fiduciary duties as officers or as member of the Company’s Board of Directors. Also, our directors will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

BECAUSE OUR OFFICERS AND DIRECTORS MAY IN FUTURE HAVE OUTSIDE BUSINESS ACTIVITIES, THERE IS A POTENTIAL CONFLICT OF INTEREST, INCLUDING THE AMOUNT OF TIME THEY WILL BE ABLE TO DEDICATE TO THE COMPANY. Currently our officers, who are also directors, have been working on promoting business for the Company.  Some of these parties have outside business interests. A potential conflict of interest may arise in the future that may cause our business to fail, including conflicts of interest in allocating their time to our company and their other business interests. While our officers have verbally agreed to devote sufficient time and attention to the affairs of the Company, we have no written arrangement with our officers regarding this matter. As a result, we may face conflicts between business decisions that they may have to make regarding our operations and that of their other business interests.

BECAUSE OUR MANAGEMENT DOES NOT HAVE PRIOR EXPERIENCE RUNNING A PUBLIC COMPANY, WE MAY HAVE TO HIRE INDIVIDUALS OR SUSPEND OR CEASE OPERATIONS. Because our management has limited prior experience in running a public company, including the preparation of reports under the Securities Act of 1933, as amended, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

INDEPENDENT AUDIT COMMITTEE. Although the common stock is not listed on any national securities exchange, for purposes of independence we use the definition of independence applied by NASDAQ. Currently, we have no independent audit committee. The full board of directors functions as audit committee and is comprised of five directors, two of whom are considered to be "independent" in accordance with the requirements set forth in NASDAQ Listing Rule 5605(a)(2). An independent audit committee plays a crucial role in the corporate governance process, assessing our Company's processes relating to our risks and control environment, overseeing financial reporting, and evaluating internal and independent audit processes. The lack of an independent audit committee may prevent the board of directors from being independent from management in its judgments and decisions and its ability to pursue the responsibilities of an audit committee without undue influence. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified, independent directors, the management of the business could be compromised. An independent audit committee is required for listing on any national securities exchange; therefore until such time as we meet the audit committee independence requirements of a national securities exchange, we will be ineligible for listing on any national securities exchange.

CROSS-BORDER OPERATIONS. As we plan to continue expanding our existing cross-border operations into existing and other markets, we will face risks associated with expanding into markets in which we have limited or no experience and in which our company may be less well-known. We may be unable to attract a sufficient number of customers and other participants, fail to anticipate competitive conditions or face difficulties in operating effectively in these new markets. The expansion of our cross-border business will also expose us to risks relating to staffing and managing cross-border operations, increased costs to protect intellectual property, tariffs and other trade barriers, differing and potentially adverse tax consequences, increased and conflicting regulatory compliance requirements, lack of acceptance of our service offerings, challenges caused by distance, language and cultural differences, exchange rate risk and political instability. Accordingly, any efforts we make to expand our cross-border operations may not be successful, which could limit our ability to grow our revenue, net income and profitability.

RISKS RELATED TO DOING BUSINESS IN ASIA PACIFIC REGION. Changes in the political and economic policies of the local government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in Asia Pacific region.

The Asia Pacific economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. In addition, the government continues to play a significant role in regulating industry development by imposing industrial policies. The government also exercises significant control over economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

The local government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses, financial condition and results of operations.

YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN MALAYSIA BASED ON UNITED STATES OR OTHER FOREIGN LAWS AGAINST US OR OUR MANAGEMENT. Our operating subsidiary is incorporated in Malaysia and conducts substantially all of our operations in Asia Pacific. All of our executive officers and directors reside outside the United States and all of their assets are located outside of the United States. As a result, it may be difficult or impossible for shareholders to bring an action against us or against these individuals in Malaysia in the event that you believe that your rights have been infringed under the securities laws of the United States or otherwise. Even if you are successful in bringing an action of this kind, the laws of Malaysia may render you unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in Malaysia of judgments obtained in the United States, although the courts of Malaysia will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The rights of shareholders to take legal action against us and our directors, actions by minority shareholders and the fiduciary responsibilities of our directors are to a large extent governed by the common law of Malaysia. The common law of Malaysia is derived in part from comparatively limited judicial precedent in Malaysia as well as from English common law, which provides persuasive, but not binding, authority in a court in Malaysia. The rights of our shareholders and the fiduciary responsibilities of our directors under Malaysian law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, Malaysia has a less developed body of securities laws than the United States and provides significantly less protection to investors. As a result, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Risks Related to Our Common Stock

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE. The Company is offering up to 30,296,967 shares of our common stock through this prospectus. Presently, no market exists for our common stock. However, should a market develop, shares sold at a price below the then current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 18.53% of the common shares outstanding as of the date of this prospectus.

SALES OF OUR COMMON STOCK IN RELIANCE ON RULE 144 MAY REDUCE PRICES IN THAT MARKET BY A MATERIAL AMOUNT. A significant number of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that an affiliate (i.e., an officer, director or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock. The alternative limitation on the number of shares that may be sold by an affiliate, which is related to the average weekly trading volume during the four calendar weeks prior to the sale is not available to stockholders of companies whose securities are not traded on an “automated quotation system”; because the OTCQB or OTC Pink is not such a system, market-based volume limitations are not available for holders of our securities selling under Rule 144.

Pursuant to the provisions of Rule 144, there is no limit on the number of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) after the restricted securities have been held by the owner for a prescribed period, although there may be other limitations and/or criteria to satisfy. A sale pursuant to Rule 144 or pursuant to any other exemption from the Securities Act, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED EXCHANGE. There is no established public trading market for our securities.  Although we intend to be quoted on the OTC QB tier of OTC Markets in the United States, our shares are not and have not been quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK. Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

IN THE FUTURE, WE MAY ISSUE ADDITIONAL COMMON AND PREFERRED SHARES, WHICH WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE. Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock.  As of the date of this filing, the Company had 76,518,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 223,482,000 shares of common stock. In addition, we have the right to issue 30,000,000 shares of preferred stock. The preferred stock is known as “blank check” as the Board of Directors is authorized to set the rights, privileges and preference of the preferred stock. The future issuance of common stock and preferred may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock or preferred stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

UPON EFFECTIVENESS OF THIS REGISTRATION STATEMENT, WE WILL NOT BE A FULLY REPORTING COMPANY UNDER SECTION 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934, RATHER WE WILL BE SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 15(D) OF THE EXCHANGE ACT WHICH IS LESS RESTRICTIVE ON US AND OUR INSIDERS.  In order for us to become a fully reporting company under Section 12(g) of the Exchange Act, we will have to file a Registration Statement on Form 8-A. If we do not become subject to Section 12 of the Exchange Act, we will be subject to Section 15(d) of the Exchange Act, and as such we will not be required to comply with (i)  the proxy statement requirements which means shareholders may have less notice of pending matters, and (ii) the Williams Act which requires disclosure of persons or groups that acquire 5% of a company’s publicly traded stock and also regulates tender offers.  In addition, our officer, director and 10% stockholder will not be required to submit reports to the SEC on their stock ownership and stock trading activity. These reports include Form 3, 4 and 5. Therefore, as a shareholder, less information and disclosure concerning these matters will be available to you.

WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE WHICH MAY SUBJECT US TO SECURITIES LITIGATION THEREBY DIVERTING OUR RESOURCES WHICH MAY AFFECT OUR PROFITABILITY AND RESULTS OF OPERATION. The market price for our common stock is likely to be highly volatile as the stock market in general and the market for health care product stocks.

The following factors will add to our common stock price's volatility:

-	fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

-	changes in estimates of our financial results or recommendations by securities analysts;

-	changes in market valuations of similar companies;

-	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

-	regulatory developments in Malaysia or other countries wherein we expect to conduct business;

-	litigation involving our company, our general industry or both;

-	investors’ general perception of us; and

-	changes in general economic, industry and market conditions.

Many of these factors are beyond our control. These factors may decrease the market price of our common stock, regardless of our operating performance.  In the past, plaintiffs have initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  In the future, we may be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES MAY MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS. We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

▪have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

▪comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

▪submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

▪disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any January 31 before that time, we would cease to be an emerging growth company as of the following December 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth  company the following fiscal year, or if we issue more than $1 billion in  non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

Notwithstanding the above, we are also currently a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."  Specifically, similar to "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2015; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an "emerging growth company" or "smaller reporting company" may make us less attractive to investors given that it will be harder for investors to analyze the Company's results of operations and financial prospects and, as a result, it may be difficult for us to raise additional capital as and when we need it.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF THE OFFERING PRICE

As there is no established public market for our shares, we have arbitrarily determined the offering price and other terms and conditions relative to our shares and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, we have not consulted any investment banker, appraiser, or other independent third party concerning the offering price for the shares or the fairness of the offering price used for the shares. The shares offered by this prospectus may be sold by the selling stockholders at $0.05 per share until the shares are quoted on the QB tier of OTC Markets or an exchange. Thereafter, they may sell in the open market at prevailing prices, through privately negotiated transactions or a combination of these methods.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of the date hereof, by the selling security holders prior to the offering by existing shareholders contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holders in connection with the sale of such shares.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 76,518,000 shares of our common stock issued and outstanding as of the date of this filing. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

No.	Shareholder And Name of Person Controlling	Number of Shares Before Offering	Number of Shares Offered	Date Acquired	Number of Shares owned after Offering	Percent of total shares owned after Offering
1	AN, JIANGUO	143,859	71,930	07/26/17	71,930	<1.0%
2	BIAN, YU	71,927	35,964	07/26/17	35,964	<1.0%
3	BIOTECH PRECISION BERHAD	4,605,076	2,302,538	07/26/17	2,302,538	3.0%
4	CHAN, KA YUNG	719,327	359,664	07/26/17	359,664	<1.0%
5	CHEN, BINHUI	215,795	107,898	07/26/17	107,898	<1.0%
6	CHEN, DEYING	7,123,243	3,561,622	07/26/17	3,561,622	4.7%
7	CHEN, GUOJIN	26,643	13,322	07/26/17	13,322	<1.0%
8	CHEN, LIANG	71,927	35,964	07/26/17	35,964	<1.0%
9	CHEN, MEIZHU	71,927	35,964	07/26/17	35,964	<1.0%
10	CHEN, YONGLI	71,927	35,964	07/26/17	35,964	<1.0%
11	CHI, WENGE	647,395	323,698	07/26/17	323,698	<1.0%
12	CHIA, SIEW NIAN	4,605,076	2,302,538	07/26/17	2,302,538	3.0%
13	CHIN, PUI SAN	26,643	13,322	07/26/17	13,322	<1.0%
14	CHONG, CHIEW FERN	143,859	71,930	07/26/17	71,930	<1.0%

15	CHONG, SIEW KWAN	26,643	13,322	07/26/17	13,322	<1.0%
16	FAN, JINLONG	71,927	35,964	07/26/17	35,964	<1.0%
17	FENG, RUI	71,927	35,964	07/26/17	35,964	<1.0%
18	FOO, HUI WEN	71,927	35,964	07/26/17	35,964	<1.0%
19	FOO, MAU CHE	215,795	107,898	07/26/17	107,898	<1.0%
20	FOO, MAU CHUANG	143,859	71,930	07/26/17	71,930	<1.0%
21	FUANG, SIEW POH	71,927	35,964	07/26/17	35,964	<1.0%
22	HAO, XIA	1,957,153	978,577	07/26/17	978,577	1.3%
23	HE, MINQING	26,643	13,322	07/26/17	13,322	<1.0%
24	HE, ZHAOHONG	26,643	13,322	07/26/17	13,322	<1.0%
25	HU, MENG	53,290	26,645	07/26/17	26,645	<1.0%
26	HUANG, ZHIHONG	143,892	71,946	07/26/17	71,946	<1.0%
27	JIA, CHANGHONG	26,643	13,322	07/26/17	13,322	<1.0%
28	JIAN, HUI YI	53,290	26,645	07/26/17	26,645	<1.0%
29	JIANG, ZHILIN	460,506	230,253	07/26/17	230,253	<1.0%
30	KONG, CHUN HAU	71,927	35,964	07/26/17	35,964	<1.0%
31	LENG, KAH FOO	159,875	79,938	07/26/17	79,938	<1.0%

32	LENG, LI LING	2,662,199	1,331,100	07/26/17	1,331,100	1.7%
33	LENG, TOONG SENG	26,643	13,322	07/26/17	13,322	<1.0%
34	LEONG, SIEW KUEN	26,643	13,322	07/26/17	13,322	<1.0%
35	LI, CHUNXUE	71,927	35,964	07/26/17	35,964	<1.0%
36	LI, DONGDONG	575,458	287,729	07/26/17	287,729	<1.0%
37	LI, GUOHUA	71,927	35,964	07/26/17	35,964	<1.0%
38	LI, HUA	133,227	66,614	07/26/17	66,614	<1.0%
39	LI, KANG	1,726,891	863,446	07/26/17	863,446	1.1%
40	LI, KE	359,749	179,875	07/26/17	179,875	<1.0%
41	LI, RAN	26,643	13,322	07/26/17	13,322	<1.0%
42	LI, SIYI	719,327	359,664	07/26/17	359,664	<1.0%
43	LI, WENJUN	1,294,966	647,483	07/26/17	647,483	<1.0%
44	LI, YI	431,595	215,798	07/26/17	215,798	<1.0%
45	LIM, YEW KUANG	71,927	35,964	07/26/17	35,964	<1.0%
46	LIN, XIAOFENG	71,927	35,964	07/26/17	35,964	<1.0%
47	LIN, XINGSHI	359,663	179,832	07/26/17	179,832	<1.0%
48	LIU, GUOCAI	575,630	287,815	07/26/17	287,815	<1.0%

49	LIU, HAIPING	53,290	26,645	07/26/17	26,645	<1.0%
50	LIU, HAIXIA	53,290	26,645	07/26/17	26,645	<1.0%
51	LIU, RUIQI	575,630	287,815	07/26/17	287,815	<1.0%
52	LIU, XINXIN	719,327	359,664	07/26/17	359,664	<1.0%
53	LIU, YAN	460,506	230,253	07/26/17	230,253	<1.0%
54	LIU, YUE QI	53,290	26,645	07/26/17	26,645	<1.0%
55	LUO, SHENHAO	460,506	230,253	07/26/17	230,253	<1.0%
56	LYU, JIN	3,236,995	1,618,498	07/26/17	1,618,498	2.1%
57	MA, FANG	575,630	287,815	07/26/17	287,815	<1.0%
58	MA, XIN	575,630	287,815	07/26/17	287,815	<1.0%
59	MA, ZIYI	575,630	287,815	07/26/17	287,815	<1.0%
60	MIAO, YIYI	71,946	35,973	07/26/17	35,973	<1.0%
61	NG, BOON SIANG	143,859	71,930	07/26/17	71,930	<1.0%
62	NYAU, KIAT FATT	26,643	13,322	07/26/17	13,322	<1.0%
63	PAN, ZHICHENG	26,643	13,322	07/26/17	13,322	<1.0%
64	Qin, Ling 秦岭	79,937	39,969	07/26/17	39,969	<1.0%
65	Qin, Ling 秦玲	71,927	35,964	07/26/17	35,964	<1.0%

66	SHI, YUMENG	1,294,795	647,398	07/26/17	647,398	<1.0%
67	SUN, HANMEI	26,643	13,322	07/26/17	13,322	<1.0%
68	TEH, KENG HOE	26,643	13,322	07/26/17	13,322	<1.0%
69	THOMAS K JAW	460,506	230,253	07/26/17	230,253	<1.0%
70	TING, YIK CHING	53,290	26,645	07/26/17	26,645	<1.0%
71	WAN, BO	575,630	287,815	07/26/17	287,815	<1.0%
72	WAN, RAN	575,630	287,815	07/26/17	287,815	<1.0%
73	WAN, WENTAO	575,630	287,815	07/26/17	287,815	<1.0%
74	WAN, YINGTAO	1,223,030	611,515	07/26/17	611,515	<1.0%
75	WANG, LEI	143,859	71,930	07/26/17	71,930	<1.0%
76	WANG, SIWEN	215,795	107,898	07/26/17	107,898	<1.0%
77	WANG, YI	26,643	13,322	07/26/17	13,322	<1.0%
78	WANG, YUQIN	26,643	13,322	07/26/17	13,322	<1.0%
79	WONG, KEN CHOY	26,643	13,322	07/26/17	13,322	<1.0%
80	WU, ZHIGANG	266,455	133,228	07/26/17	133,228	<1.0%
81	XING, WEIDONG	215,824	107,912	07/26/17	107,912	<1.0%
82	XU CHI YAN	4,605,076	2,302,538	07/26/17	2,302,538	3.0%
83	XU, BO	647,557	323,779	07/26/17	323,779	<1.0%

84	XU, JIE	26,643	13,322	07/26/17	13,322	<1.0%
85	XU, ZHAO	1,496,647	748,324	07/26/17	748,324	<1.0%
86	XU, ZHI JUAN	26,643	13,322	07/26/17	13,322	<1.0%
87	XU, ZHIGANG	71,927	35,964	07/26/17	35,964	<1.0%
88	YANG, SHUZHEN	575,630	287,815	07/26/17	287,815	<1.0%
89	YANG, WENPING	26,643	13,322	07/26/17	13,322	<1.0%
90	YAO, YAO	719,327	359,664	07/26/17	359,664	<1.0%
91	YEOH, KOOI ENG	460,506	230,253	07/26/17	230,253	<1.0%
92	YEW, LEE CHEONG	460,506	230,253	07/26/17	230,253	<1.0%
93	YEW, SOON CHEONG	460,506	230,253	07/26/17	230,253	<1.0%
94	ZHANG, JIAN	575,458	287,729	07/26/17	287,729	<1.0%
95	ZHANG, KUNJIE	575,630	287,815	07/26/17	287,815	<1.0%
96	ZHANG, KUNYING	71,927	35,964	07/26/17	35,964	<1.0%
97	ZHANG, QINGHUA	79,937	39,969	07/26/17	39,969	<1.0%
98	ZHANG, QINGZHI	575,630	287,815	07/26/17	287,815	<1.0%
99	ZHANG, RUI	460,506	230,253	07/26/17	230,253	<1.0%
100	ZHAO, LIANG	53,290	26,645	07/26/17	26,645	<1.0%
101	ZHAO, YANG	71,946	35,973	07/26/17	35,973	<1.0%
102	ZHENG, XIAOWEI	143,859	71,930	07/26/17	71,930	<1.0%
103	ZHU, YA QIN	26,643	13,322	07/26/17	13,322	<1.0%

104	ZOU, QIGUO	143,859	71,930	07/26/17	71,930	<1.0%
	TOTAL	57,255,467	28,627,767		28,627,767

(1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into common stocks within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.  The shares of common stock registered herein are outstanding as of the date of this prospectus.

(2) Assumes that all securities registered will be sold.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no public market for the Company’s securities.

Once and if the Company’s business sufficiently grows, the Company may wish to cause the Company’s common stock to trade in one or more United States securities markets. The Company anticipates that it will take the steps required for such admission to quotation following the business combination or at some later time.

At such time as it qualifies, the Company may choose to apply for quotation of its securities on the OTC Markets QB or Pink sheet tier.

The OTC Markets QB and/or Pink Sheet tiers are a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Markets QB tier and/or Pink Sheet tiers, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

Securities outstanding and holders of record

As of the date of this filing, there were approximately 119 holders of record for our common stock and 76,518,000 shares of our common stock outstanding.

Dividends

We have never paid dividends and do not intend to do so in the near future.

Information respecting equity compensation plans

None.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Markets QB and/or Pink Sheet tiers and thereafter at prevailing market prices or privately negotiated prices.   Prior to being quoted on the OTC Pink, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC Markets QB and/or Pink Sheet tiers soon after the effectiveness of this Registration Statement. In order to be quoted on the OTC Markets QB and/or Pink Sheet tiers, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

After our common stock becomes eligible for trading on the OTC Markets QB and/or Pink Sheet tiers, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

▪ordinary brokerage transactions and transactions in which the broker solicits purchasers;

▪privately negotiated transactions;

▪market sales (both long and short to the extent permitted under the federal securities laws);

▪at the market to or through market makers or into an existing market for the shares;

▪through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

▪a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Before our common stock becomes eligible for trading on the OTC Markets, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a price per share of $0.05. After our common stock becomes eligible for trading on the OTC Markets, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eligible for trading on the OTC Markets, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eligible for trading on the OTC Markets QB and/or Pink Sheet tiers, upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF BUSINESS

Company Overview

Billion Suntincen Holding Limited sells and markets edible birdnest products, healthcare and cosmeceutical skincare and hair products under its “Zuo Yan” brand name. The products are sold mainly in pharmacies throughout China and Malaysia through company appointed distributors. Our most popular product is derived from the birds’ nest of the swallow bird, which are obtained from locations mainly in Borneo and Malaysia.

We were incorporated in the State of Wyoming on June 13, 2018. On June 25, 2018, we acquired all of the outstanding capital stock of Billion Faith International Bhd, a Malaysian corporation (“Subsidiary”). The Subsidiary has nine wholly owned subsidiaries, three of which are operating entities. The other six second tier subsidiaries are inactive as of the date of this report. The Subsidiary was incorporated in Malaysia on December 13, 2016. All the Company’s second tier subsidiaries were incorporated in Malaysia. The name of each entity and incorporation dates are set forth below:

Company Name	Date of Incorporation
CSBN (Setia Alam) Sdn. Bhd.	May 11, 2017
CSBN Gallery (PD) Sdn. Bhd.	May 15, 2017*
Billion Faith Marketing Sdn. Bhd.	June 1, 2017
CSBN O2O Sdn. Bhd.	June 1, 2017*
CSBN Procurement Sdn. Bhd.	June 2, 2017
CSBN (Sandakan) Sdn. Bhd.	August 18, 2017*
CSBN Retail Chain Sdn. Bhd.	August 18, 2017*
CSBN (Sungai Chua) Sdn. Bhd.	August 21, 2017*
CSBN Asset Management Sdn. Bhd.	August 21, 2017*

* denotes inactive status.

Our corporate structure is depicted below:

Billion Suntincen Holdings Limited, a Wyoming company
100% owned
Billion Faith International Bhd, a Malaysian company

        100% owned

CSBN (Sg Chua) Sdn Bhd, a Malaysian company	CSBN Asset Management Sdn Bhd, a Malaysian company	CSBN Gallery (PD) Sdn Bhd, a Malaysian company	CSBN O2O Sdn Bhd, a Malaysian company	CSBN Procurement Sdn Bhd, a Malaysian company

CSBN Retail Chain Sdn Bhd, a Malaysian company	Billion Faith Marketing Sdn Bhd, a Malaysian company	CSBN (Setia Alam) Sdn Bhd, a Malaysian company	CSBN (Sandakan) Sdn Bhd, a Malaysian company

Our principal office address is B-05, Plaza Taragon Kelana, Jalan SS 6/6, Kelana Jaya, 47301 Petaling Jaya, Selangor, Malaysia. We also have a retail showroom and a processing factory both located at No. 39 Jalan Setia Perdana BC U13/BC, Bandar Setia Alam, Seksyen U13, 40170 Shah Alam, Selangor, Malaysia. Our telephone number is (+60) 193159266 .

Acquisition of Billion Faith International Bhd.

On June 15, 2018, pursuant to a series of Stock Exchange Agreements, Billion Suntincen Holding Limited, a Wyoming company, acquired all of the capital stock of Billion Faith International Bhd, a Malaysian company (“Subsidiary”), from its then existing shareholders. A total of 73,575,000 shares of the Company were issued to all of the shareholders of the Subsidiary. In connection with the transaction, our officers and directors received the corresponding number of shares of our common stock; Mr. Chang Cai Liu, our Chief Executive Officer, received 12,981,066 shares of common stock.

Edible Bird Nests and Usage in the Far East.

Edible bird nests are bird nests built by wild swiftlet using solidified saliva, which are harvested then processed to be edible birds’ nest for human consumption. Swiftlets are tiny insectivorous birds found in the Far East.

Edible bird nests are highly prized in the Chinese culture due to the limited supply from only a few tropical countries, and the supposedly high nutritional value and exquisite flavor. Birds’ nest soup is a delicacy in Chinese cuisine. The Chinese name for birds’ nest soup, yàn wō, translates literally as "swallow's nest". This soup has been consumed in China for over in excess of 1,000 years.  According to Yun-Cheung Kong, a professor of biochemistry at the Chinese University of Hong Kong, swiftlet nests were first traded in China during the Tang Dynasty (618-907 A.D.). Sometime between the years 1368 and 1644, Admiral Cheng He introduced foreign nests to the imperial court of the Ming Dynasty. In the early seventeenth century, European observers describe birds’ nests as an unusual food in Indochina, and they reported the existence of a well-developed trade market of birds’ nests, most of them intended for China, at Batavia (now Jakarta), Indonesia. This evidence led to the view that the use of birds’ nests in China was first became widespread sometime between the mid-fifteenths to the early seventeenth century.

The most famous use of edible birds nest is birds’ nest soup, a delicacy in Chinese cuisine. In addition to their use in soup, edible birds’ nests can be used as an ingredient in many other dishes. They can be cooked with rice to produce birds’ nest congee or birds’ nest boiled rice, or they can be added to egg tarts and other desserts. A birds’ nest jelly can be made by placing the birds’ nest in a ceramic container with minimal water and sugar (or salt) and double steamed. Ready-to-eat birds’ nest jelly is available in jars as a commercial product. Edible bird nests are among the most expensive animal products consumed by humans with nests being sold recently at prices up to about US$2,000 per kilogram, depending on grading. In Hong Kong, a bowl of birds’ nest soup would cost from $30 to $100USD. The material is also used in traditional Chinese and Vietnamese medicines. The Chinese believe that birds nest consumption provides health benefits, such as aiding digestion, raising libido, alleviating asthma, improving focus, and an overall benefit to one’s immune system.

Historically, the nests were harvested from caves, principally the enormous limestone caves at Gomantong and Niah in Borneo. With the escalation in demand, these sources have been supplanted since the late 1990s by purpose-built nesting houses. These nesting houses are normally found in urban areas near the sea, since the birds have a propensity to flock in such places. This has become an extraordinary industry, mainly based on a series of towns in the Indonesian province of North Sumatra, which have been completely transformed by the activity. In Malaysia, for example, there were about 900 swiftlet farms throughout the country prior to 1998.  Today, there are over 60,000 swiftlet ranchers in Malaysia. Bird nests are mostly exported to the markets in Hong Kong, which has become the center of the world trade, though most of the final consumers are from mainland China.

According to a recent medical research reported by Hong Kong Chinese University, the cell division enzyme and hormone of birds’ nest can promote reproduction and regeneration of human cells. It also helps promote one’s immune system and enhances body metabolism. In addition, studies by the Innovation Centre of Food Technology (MANIS) National University Malaysia (UKM) indicate that bird nest soup has the highest antioxidant and anti-hypertensive activities compared to chicken and fish (haruan) soups.

Edible birds’ nest is highly palatable for the Asian due to its exquisite flavor. Birds’ nest is among the most expensive delicacies consumed by humans for over 400 years. Birds’ Nest is considered a super-food due to their high content of protein and essential amino acids while low in calories and fat. Edible bird nest is traditionally believed to provide health benefits, such as aiding digestion, raising libido, alleviating asthma and improving concentration.

Our Product Lines

We develop and distribute innovative consumer products, offering a comprehensive line of premium-quality beauty and wellness solutions. The Company builds upon its scientific expertise in both skin care and nutrition to continually develop innovative product brands that includes skin and body care products and a natural supplement line. Our product line consists of edible birds’ nest, drink supplements, facial and skin care products and body care products. In addition, during 2018, we acted as a marketing agent for consumer genetics tests and tailor-made nutrient supplements produced by an unrelated third party. Our best selling product is our edible birds’ nest. This product represents approximately 62% of our total revenues for fiscal year 2018. Our revenue breakdown by product category for fiscal years ending December 31, 2018 and 2017, respectively are as follows:

Product
	2018 ($ USD)	2017 ($ USD)
Drink Supplements	34,071.36	86,098.73
Facial Care	15,526.50	1,999.00
Body Care	11,770.82	15,179.80
Edible Birds’ Nest	217,298.32	420,191.27
Third Party Products	71,089.00	-

TOTAL	$349,756.00	$523,468.88

We market our products primarily under our Zuo Yan and Yan Mi brands.

Edible Birds’ Nests

This product is the salivary secretion of swiftlet which has been cleaned and dried. For one piece of edible birds’ nest, which is approximately 5~6 grams, it is usually boiled in 300 ml of water with some rock sugar for at least 2 hours prior to human consumption. It is recommended for daily consumption of 5 to 10 grams for adult. Retail selling price of edible birds’ nest at the sales gallery is USD$2,250 per kilogram.

Drink Supplements

Zuo Yan Instant Birds’ Nest Drink – This is a natural drink containing birds’ nest, rock sugar and water. This ready-to-drink product is packed in a box contains 5 bottles, each bottle is 50m. Zuo Yan Instant Birds’ Nest Drink can be consumed in a number of ways. Chill or warm the bottle, or simply take it straight from the bottle at room temperature for convenience. This product is retails for $34(USD) per box.

Yan Mi Glyco-Peptide Honey Wellness Drink – This natural drink contains birds nest essence (i.e. glycol-peptide), honey powder, tri-calsium phosphate, meldodextrin and longan juice powder. This product is packed in sachet of 10ml each. The product retails at $220(USD) for a box containing 30 sachets. To consume, the product is mixed with 50ml of water.

TK Colla – TK Colla is in powder form and contains high concentration of eurycoma longifolia essence. Eurycoma longifolia is an evergreen shrub located in Southeast Asia. Its roots and bark have been used for centuries in Malaysia to treat male infertility and erectile disfunction. The product also contains marine collagen that promotes reproductive energy, performance and well-being. The powder form is packed in a sachet of 5 grams. To consume, the product is mixed with 50ml of water. The product retails for $95(USD) per box and each box contains 30 sachets.

Ionizer Water Bag – The Ionizer Water Bag is used to ionize water that is placed in the bag. It is recommended that the bag be filled with distilled water for about an hour in advance. The bag holds approximately 1~2 liters and the water can be consumed during the day. Ionized water reputedly provides better hydration to the body, enhance body immune system by neutralizing the body acidity level. The product retails for $95(USD).

Facial and Skin Care Products

Our facial and skin care products consist of the following;

Zuo Yan Birds’ Nest Tremella Mask. The main ingredients of this product consist of birds’ nest and tremella extract. Birds’ nest contains high nutrition peptides substance known as epidermal growth factor able to stimulate cell proliferation and differentiation, swiftly repair damaged skin and promote wound healing. It increases resilience to signs of aging and keep skin suppleness. Tremella polysaccharide extract can instantly hydrate dried skin.

Zuo Yan Bird Nest Extract Skin Care line consists of;

- Awakening Cleanser: Our cleansing gel removes dirt and impurities from the face gently. Its moisturizing effect helps keep the face hydrate after cleansing.

- Serum: Our product is formulated with birds’ nest extract containing protein hydrolysates antioxidant for anti-aging and cell regeneration. It increases skin moisture, reduce wrinkles and pigmentation. The active ingredient of this product, sodium hyaluronate, help to improve water retention of skin and lock in moisture to provide deep moisturization by penetrating into the deeper layers of the skin.

- Moisturizer Face Cream: Our cream is lightweight with smooth texture when applied on face. It is easily absorbed by skin. This nutrient-rich and birds’ nest containing face cream nourishes the skin while providing soft and supple finished with its natural nourishment and moisturizing factors to the face.

- SPF30 UVA and UVB Sunscreen: Our sunscreen effectively blocks UVA and UVB rays that result in skin pigmentation. With birds’ nest extract, this sunscreen also brightens and hydrates the skin.

Zuo Yan Birds’ Nest Soap line consists of:

- Pure Gold Birds’ Nest Black and Transparent Soaps: Our pure gold birds’ nest soaps combine the benefits of birds’ nest and gold foil provide intense nourishment to the skin so it looks radiant and glowing. The black soap is made with avocado oil and the transparent soap is made with jojoba oil.

- Natural Birds’ Nest Soap: Our birds’ nest soap is made with sunflower seed oil and argan oil. These soaps gently cleanse and exfoliate skin leaving skin moisturized, soft and supple after used.

Kaicoshine and Aloe Vera Soap: Kaicoshine is glycopeptides extracted from birds’ nest. The soap also contains aloe vera which is easy to be absorbed by skin, promotes skin cell proliferation, increase collagen and elastin synthesis, maintain the youthfulness of skin and anti-aging.

Body Care Products

Our body care products consist of the following;

Zuo Yan Birds Nest Body Lotion (250ml) - a full body lotion for skin hydration.

Zuo Yan Bird Nest Extract Hair Shampoo (500ml) – a shampoo which cleanses, moisturizes and nourishes hair.

Zuo Yan Bird Nest Extract Shower Gel (500ml) - a body wash which cleanses and moisturizes the skin.

MaxiFirm – a breast enhancer using natural plant extracts.

All of our products as noted above, other than Ioniser Water Bag, TK Colla and Maxifirm contain extract of birds’ nest.

Marketing Agent for Other Products

During year 2018, the Company began acting as sales and marketing agent for a consumer DNA genetics test and two supplements. Biotech Precision Berhad, one of our shareholders,  is the authorized distributor for a licensed laboratory based in Singapore which has developed the test and the supplements and we act as their sales and marketing agent. The genetic test evaluates nutrition and fitness, as well as one’s skin condition through DNA testing. The nutrition test covers 30 nutrition and diet traits (140 genes) including vitamin & mineral deficiency, metabolism, obesity, diet suitability, food sensitivity, among others. The fitness test covers 15 fitness traits (110 genes) including athletic performance, endurance, power, muscle recovery, injury risks, weight loss, among others. The skin test cover 10 skin traits (40 genes) including collagen breakdown, pigmented spots, sensitivity, among others. The supplements consist of a skin complex, called DNA Precision Skin Complex, which is designed to repair and renew your skin and remove wrinkles, and renew skin. The other supplement blend, called DNA Precision Supplement Blend, is designed to help people live, look and feel their best. Both products use a proprietary blend of vitamins, minerals, amino acids and herbal ingredients. The retail selling price of the DNA test is $975(USD) (including a single DNA Supplement Blend). The selling price of the supplements are $200(USD) each, for a month supply. We sell these products to stem cell therapy clinics in the Kuala Lumpur area by contract sales agents. We receive commissions on product sales ranging from 23% to 40% of the sales price and we pay our sales agents a negotiated percentage of the commissions that we receive for such sales.

Sales and Marketing.

At the present time, we sell our bird nest products domestically in Malaysia and internationally to a distributor in Hong Kong for the local Hong Kong and China markets. For fiscal period ended December 31, 2018, international sales to Hong Kong accounted for approximately 59% of total sales. Substantially all of our sales to China was our edible birds nest product. Our sales to China are through a distributor located in Hong Kong. Our distributor purchases the product directly from us at a fixed price, and they set the resale prices in Hong Kong and China.

Domestically, our retail showroom in Selangor is the focal point of sales in and around Selangor. We have verbal agreements with local tour operators to direct visitors to our showroom. In addition, we sell to local pharmacies and health care shops in the greater Selangor metropolitan area.  Direct sales to retailers which mainly consist of the traditional bird nest products and are discounted by 10 to 20% from retail pricing. We also use independent distributors to sell mostly bird nest extract products who sell to corporate clients, Chinese medicine pharmacies and other retailers. These marketing channels receive discounts or commissions ranging from 20-40% from our retail pricing.

Our retail showroom is depicted below.

Raw Materials and Manufacturing.

Our primary raw material is birds’ nest which we source from licensed, third party swiftlet farmers located in Selangor and Sabah, Malaysia. Currently we have arrangements with approximately 50 swiftlet farmers which is sufficient to meet our current product demands. We will continue sourcing additional supply as our needs arise and we believe there is adequate supply from these existing farmers for our future needs. In addition to the birds nest supply, we source all of the other raw materials for our product line from third party suppliers. We believe there is sufficient supply from a variety of suppliers to meet our current and future needs.

We produce all of our edible bird’ nest products at our facility located in Setia Alam, Selangor, Malaysia.

At our processing facility, raw birds’ nest purchased from swiftlet ranchers is shipped to our facility where the raw product is subject to the following process:

Grading of raw material à Soaking à Cleaning à Moulding à

QC à Drying à Packaging à Edible Birds’ Nest.

We developed a reverse osmosis technique to process our birds’ nest, and it contains no additives or chemicals, like nitrates or bleaching agents, unlike other providers, including our competitor in Malaysia.

We process, manufacture and package our birds’ nest drink products at our processing facility. Our the facial and skin and body care products which contain bird nest extract are produced by third party contract manufacturers located in Malaysia in accordance with our product specifications and with ingredients sourced by us and shipped to the manufacturing for production. We ship the processed birds’ nest directly to these manufacturers. Non birds’ nest products are produced by another third party contract manufacturer located in Malaysia .

Markets and Competition.

While the primary market is the Chinese community around the world, mainly China, Taiwan, Singapore and North America, there are new emerging markets such as Middle East, Japan and Korea. The demand for birds' nest products is amplified during Chinese festivals, such as the Lunar Spring Festival (Chinese New Year), when gifts of birds’ nest are synonymous with wealth and good fortune.

We face competition locally from Malaysia and internationally from China with respect to our edible birds’ nest product. These competitors likely have greater financial and other resources, including channels of distribution, than we do. However, we have and will continue to maintain the highest quality ingredients and manufacturing standards to insure a top tier product. We expect to compete in this market by providing a high qualify product which is reasonably priced for the consumer. In addition, as mentioned above, we do no use bleaching agents in the processing of birds’ nests.

We also are hopeful that our Zuo Yan Instant Birds’ Nest Drink will gain traction in the marketplace. We believe that we are the only producer of a ready-to-drink birds’ nest product in the Far East. We introduced this product in February, 2017 and to date, sales have been limited. However, we believe that there is a strong market potential for this product due the ease of use. Historically, birds nest drinks or soups required boiling or cooking the actual birds’ nest for over two hours. Our ready to drink product is a powder which has been created through a process which we developed. Warm or cold water to be added to the powder to create the drink. Under the proprietary process that we developed, we dehydrate raw birds nest to produce it in powdered form.

With respect to our other health care products, we face competition from many other health care companies located in Malaysia and China. Substantially all of these companies will have greater financial and other resources than we do.

Our Growth Strategy

We will look to grow and expand our business by further penetrating the market in China and Malaysia. We believe that an increase in our marketing and promotional efforts will correlate to increased revenues and the expansion of our business. Our growth and expansion strategy for the next 6-12 months is as follows:

➢Leverage our existing channels for our main product. We expect product sales of our ready to drink birds’ nest to continue to grow in China though the efforts of our existing distributor. We commenced sales of the product in Hong Kong and in mainland China in January 2017. In mainland China, we initially targeted the Beijing market. We expect our sales of this product to grow by 10% year to year for in the year 2020 as we continue to penetrate other metropolitan markets in China, including Guangzhou, Shanghai and Shandong.  In Malaysia, we also expect our domestic sales to grow 10% year to year for the next 5 years as we penetrate the market and sell to more pharmacies and health care shops.

➢The commercial introduction of other products. In third quarter of 2018, we began selling a number of our products, such as our Zuo Yan brand  Bird Nest Extract Shower Gel (500ml), Birds Nest Body Lotion (250ml), and Birds’ Nest Tremella Mask, Cleanser, Serum  and Moisturizer and MaxiFirm, to dermatologists and aesthetic centres in Malaysia. To date, sales of these products have accounted for 1% of total sales for fiscal year 2018.

➢Use other channels for product marketing. In addition to our retail sales and sales through distributors, during the 3rd quarter 2019, we intend to promote our edible bird nest product awareness through advertising in health care newspapers and magazines and television ads in Malaysia and China.

➢Expand Market for DNA test and DNA Precision Supplement Blend. To a lesser extent, we plans to expand market for DNA testing and personalized nutrition through advertising in health care newspapers and magazines also in Malaysia and China.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. In Malaysia, the birds’ nest industry is regulated by Malaysian Veterinary Service Dept and by the Ministry of Agriculture & Agro-based Industry Malaysia. We have complied with all regulation required by the Malaysian government to manufacture and sell our products. We also have complied with all regulation necessary to export and sell our products in China, Hong Kong and other markets in which we sell our birds’ nest product.

In addition, we will be subject to the laws and regulations of other jurisdictions in which we plan to sell our products, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, except as stated above, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees

As of March 31, 2019, we have seventeen paid employees, including our Chief Financial Officer.

Management does not plan to hire additional employees at this time.  Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe we have good relations with our employees. Currently, we have not entered into an employment agreement with any of our officers. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future.

Properties

Our corporate offices are located at B-05 Plaza Taragon Kelana, Jalan SS6/6 Kelana Jaya 47301 Petaling Jaya, Selangor, Malaysia.  The lease commenced in July 2016 and terminates in June 30, 2022. The space consists of 5,000 square feet with an annual rent of approximately US$27,000. The premises are owned by Biotech Precision Berhad, a 5% shareholder.

Our retail show room and edible birds’ nest processing facility are located at No. 39 Jalan Setia Perdana BC U13/BC, Bandar Setia Alam, Seksyen U13, 40170 Shah Alam, Selangor , Malaysia. The lease commenced on March 1, 2017 and terminates on February 28, 2022. The leased premises is approximately 5,700 square feet with an annual rent of approximately US$24,000.

In addition, on May 3, 2017, we purchased a parcel of real estate together with a 2.5 story semi-detached building located at No. 3A, Jalan SC 6, Sungai Chua Industrial Park, Kajang, Selangor, Malaysia. The building is approximately 9,000 square feet of usable space. Subject to future sales, we plan to use this property as a second bird nest processing factory.

The Company received a term loan from a shareholder in the amount of $682,754 with respect to the purchase of the property and it is secured by a deed of trust in favor of the shareholder. The Company and the shareholder have an oral arrangement with respect to payment obligations. The term loan consisted of the following at March 31, 2019:

As of
March 31, 2018

Term loan	$692,374
Less: Term loan due in one year	13,462
Term loan	$705,836

The scheduled maturities of the Company’s long-term debt were as follows at March 31, 2018:

Total debt

-2019	$13,462

2020	16,865
-2021	17,685
-2022	18,543
-2023	19,443
Thereafter	619,838
Total debt	705,836

The term loan carries interest at the rate of 4.75% per year. The term loan matures on April 16, 2042.

Product Liability

Due to nature of the Company's business, the Company may face claims for product liability resulting from any illness or adverse affects from the consumption or use of our products. Presently, the Company does not maintain any product liability insurance to cover any claims from the use or consumption of our products.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General.

Our Company was incorporated on June 13, 2018 in the State of Wyoming and operations of our Malaysian subsidiary began on January 2017. The following discussion and analysis of the results of operations and financial condition of the Company is for the Fiscal Year Periods ended December 31, 2018 and December 31, 2017, respectively and for the Quarterly Periods Ended March 31, 2019 and 2018, respectively. The consolidated financial statements presented herein (and to which this discussion relates) reflect the results of operations of the Company and its first and second tier Malaysian subsidiaries. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, except as required by law. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this quarterly report, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

COMPANY OVERVIEW

Our financial statements are prepared in US Dollars and in accordance with accounting principles generally accepted in the United States. See information immediately below for information concerning the exchange rates at the Malaysian translated into US Dollars ("USD") at various pertinent dates and for pertinent periods.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective years:

	As of and for the year ended December 31,
	2018	2017
Year-end MYR: US$1 exchange rate	4.1391	4.0620
Yearly average MYR: US$1 exchange rate	4.0355	4.3004

	As of March 31,
	2019	2018
Year-end MYR: US$1 exchange rate	4.0810	3.8620
Yearly average MYR: US$1 exchange rate	4.0800	3.8940

RESULTS OF OPERATIONS

Results of Operations (Audited) for the Fiscal Year Ended December 31, 2018 Compared to the Fiscal Year Ended December 31, 2017.

The following table sets forth key components of the results of operations for fiscal year ended December 31, 2018 and 2017, respectively. The discussion following the table addresses these results.

	Fiscal year ended
	December 31, 2018 (audited)	December 31, 2017 (audited)
Revenues, net
	$349,756	$523,468
Cost of revenues
	(354,145)	(457,847)
Gross (loss)/profit
	(4,389)	65,621

Other income	18,479	73,219

Operating expenses	(703,337)	(744,654)

Loss from operations	(689,247)	(605,814)

Income tax expense	(5,725)	(21,117)

NET PROFIT/(LOSS)	$(694,972)	$(626,931)
Other comprehensive (expense)/income:
-Foreign currency translation (loss)/gain	(28,416)	107,239

COMPREHENSIVE PROFIT/(LOSS)	$(723,388)	$(519,692)

Revenues. For the annual period ended December 31, 2018, we had revenues of $349,756 as compared to revenues of $523,468 for the annual period ended December 31, 2017, a decrease of approximately 33% from the prior period. The decrease in revenues for the current year end period is mainly due to lower sales orders from our distributor in China, which was partially offset by sales commissions which we received in 2018 as marketing agent for a consumer genetics tests and nutritional supplements.

Cost of revenues. For the annual period ended December 31, 2018, we had cost of revenues of $354,145, as compared to cost of revenues of $457,847 for the annual period ended December 31, 2017, a decrease of approximately 22.6% from the prior period. The decrease for the current year end period reflects the reduction in sales for the current annual period and offset by slight increase in cost of raw bird nest.

Gross Profit/Loss. We gross loss of $4,389 for the annual period ended December 31, 2018, compared with a gross profit of $65,621 for the prior annual due to the reasons discussed above.

Other Income. For the annual period ended December 31, 2018, we had other income of $18,479 as compared $73,219 for the annual period ended December 31, 2017, a decrease of 296% from the prior period. Other income relates to sales of packing material and logistic services. The decrease is due to lower sales to distributors in China.

Operating Expenses. For the annual period ended December 31, 2018, we had operating expenses of $703,337, as compared to operating expenses of $744,654 for the annual period ended December 31, 2017. The slight decrease is due to cost cutting measures which we implemented during the current year.  Cost of revenues includes depreciation of fixed assets, employee compensation and benefits, professional fees and marketing and travel expenses.

Loss from operations.  We had a loss from operations of $694,972 for the annual period ended December 31, 2018 compared with a loss from operations of $605,814 for the annual period ended December 31, 2017 for the reasons discussed above.

Income tax expense. For the annual period ended December 31, 2018, we had income tax expense of $5,725 compared with income tax expense of $21,117 annual period ended December 31, 2017. Income tax was payable because our subsidiary attained taxable income. The corporate tax rate in Malaysia ranges from 18% to 24% on its assessable income.

Foreign Currency Adjustment. We had a foreign currency adjustment of ($28,416) for the annual period ended December 31, 2018 compared with a foreign currency adjustment of $107,239 for the annual period ended December 31, 2017. Foreign currency adjustment is a result of unrealized profit or loss on conversion to U.S. dollars of assets and liabilities that are accounted for in Malaysian Ringgit.

Comprehensive Loss. We had a comprehensive loss of $723,388 for the annual period ended December 31, 2018 compared with a comprehensive loss of $519,692 for the annual period ended December 31, 2017 for the reasons discussed above.

Results of Operations for the Three Months Ended March 31, 2019 Compared to Three Months  Ended March 31, 2018.

The following table sets forth key components of the results of operations for three months ended March 31, 2019 and 2018, respectively. The discussion following the table addresses these results.

	Three months ended
	March 31, 2019 (unaudited)	March 31, 2018 (unaudited)

Revenues, net	$116,077	$158,104

Cost of revenues	280,009	106,943

Gross (loss)/profit	(163,932)	51,161

Other income	452	1,315

Operating expenses	(78,020)	(230,179)

Loss from operations	(241,500)	(177,703)

Income tax expense	-	-

NET LOSS	$(241,500)	$(177,703)
Other comprehensive (expense)/income:
-Foreign currency translation (loss)/gain	37,733	12,122

COMPREHENSIVE PROFIT/(LOSS)	$(203,767)	$(165,581)

Revenues. For the three months ended March 31, 2019, we had revenues of $116,077 as compared to revenues of $158,104 for three months ended March 31, 2018, a decrease of approximately 27% or $42,027 from the same quarterly period from last year. The decrease in revenues for the current quarterly period compared to the corresponding period last year is mainly due to decrease in sales for consumer genetics tests and nutritional supplements slightly offset by an increase sales of our birds’ nest product.

Cost of revenues. For the three months ended March 31, 2019, we had cost of revenues of $280,009, as compared to cost of revenues of $106,943 for three months ended March 31, 2018, an increase of approximately 162% or $173,066 from the same quarterly period in 2018. The increase for the current quarterly period is mainly due to higher sales of our birds’ nest product resulting in higher costs of revenues.

Gross Profit/Loss. We had gross loss of $163,932 for the three months ended March 31, 2019 compared with a gross profit of $51,161 for the same period in 2018 due to the reasons discussed above.

Operating Expenses. For the three months ended March 31, 2019, we had operating expenses of $78,020, as compared to operating expenses of $230,179 for the for the same period in 2018, a reduction of 66% or $152,159 from the prior period. The reduction was mainly due to decrease in salary expenditures as commencing in May 2018, we changed our compensation arrangements for our internal sales team from a salary arrangement to a commission based one. Cost of revenues includes depreciation of fixed assets, employee compensation and benefits, professional fees and marketing and travel expenses.

Loss from operations.  We had a loss from operations of $241,500 for the three months ended March 31, 2019 compared with a loss from operations of $177,703 for the same period in 2018 due the reasons discussed above.

Foreign Currency Adjustment. We had a foreign currency adjustment of $37,500 for the three months ended March 31, 2019 compared with a foreign currency adjustment of $12,122 for the same period in 2018. Foreign currency adjustment is a result of unrealized profit or loss on conversion to U.S. dollars of assets and liabilities that are accounted for in Malaysian Ringgit.

Comprehensive Loss. We had a comprehensive loss of $206,767 for the three months ended March 31, 2019 compared with a comprehensive loss of $165,581 for same period in 2018 for the reasons discussed above.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2019, we had a working capital deficit of $151,280 compared with working capital of $89,270 as of December 31, 2018. The decrease in working capital as of March 31, 2019 from December 31, 2018 is due principally to net loss for the first quarter of 2019, as well as an increase in our non-current assets.

Our operations have been funds by private placements of our common stock and loans from a shareholder.

Since our inception, we have raised a total of $3,806,150 from the sale of 73,575,000 shares of common stock. In addition, we also have received the sum of $678,623 under a term loan with a shareholder. As of March 31, 2019, we have $705,836 (including interest) due under this loan agreement.  The term of the loan is 24 years with monthly payments of principal and interest. Interest accrues on the loan at the rate of 4.75% per annum. Yearly payments are as follows;

-2019	$13,462
-2020	16,865
-2021	17,685
-2022	18,543
-2023	19,443
Thereafter	619,838

Our primary uses of cash have been for operations.  The main sources of cash have been from operational revenues and the private placement of our common stock. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•Addition of administrative and marketing personnel as the business grows,

•Development of a Company website,

•Increases in advertising and marketing in order to attempt to generate more revenues, and

•The cost of being a public company.

The Company believes that it will be required to raise additional funds in order for it to sustain its operations.

Summary of Significant Accounting Policies.

·	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

·	Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

·	Cash and cash equivalents

Cash and cash equivalents represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

·	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis to write off the cost over the following expected useful lives of the assets concerned. The principal annual rates used are as follows:

Categories	Principal Annual Rates/Expected Useful Life
Furniture & fittings	10%
Lab Equipment	10%
Office equipment	20%

Fully depreciated plant and equipment are retained in the financial statements until they are no longer in use.

·	Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve is recorded to write down the cost of inventory to the estimated market value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenues in the Condensed Statements of Operations and Comprehensive Income.

·	Revenue recognition

Revenue recognized when it is probable that the economic benefits associated with the transaction will flow to the enterprise and the amount of the revenue can be measured reliably. Revenue is measured at the fair value of consideration received or receivable.

a.	Sales of goods or rendering of services

An entity shall recognize revenue associated with the transaction by reference to the stage of completion of the transaction at the end of the reporting period. The outcome of a transaction can be estimated reliably when all the following conditions are satisfied: -

i.	The amount of revenue can be measured reliably;

ii.	It is probable that the economic benefits associated with the transaction will flow to the entity;

iii.	The stage of completion of the transaction at the end of the reporting period can be measured reliably; and

iv.	The costs incurred for the transaction and the costs to complete the transaction can be measured reliably.

b.	Interest income

Interest is recognized on receipt basis.

·	Cost of revenues

Cost of revenue includes the purchase cost of retail goods for re-sale to customers and packing materials (such as boxes). It excludes purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs and other costs of distribution network in cost of revenues.

·	Shipping and handling fees

Shipping and handling fees, if billed to customers, are included in revenue. Shipping ang handling fees associated with inbound and outbound freight are expensed as incurred and included in selling and distribution expenses.

·	Comprehensive income

ASC Topic 220, “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation and cumulative net change in the fair value of available-for-sale investments held at the balance sheet date. This comprehensive income is not included in the computation of income tax expense or benefit.

·	Income tax expense

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

·	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company maintains its books and record in a local currency, Malaysian Ringgit (“MYR” or “RM”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective years:

	As of and for the year ended December 31,
	2018	2017
Year-end MYR: US$1 exchange rate	4.1391	4.0620
Yearly average MYR: US$1 exchange rate	4.0355	4.3004

·	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

·	Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, trade receivable, deposits and other receivables, amount due to related parties and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•	Level 1: Observable inputs such as quoted prices in active markets;

•	Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

As of December 31, 2017, and 2016, the Company did not have any nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

·	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. This adoption will not have a material impact on our financial statements.

In June 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements-Going concern (Subtopic 205-40) which provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. This guidance in ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. This adoption will not have a material impact on our financial statements.

In February 2015, the FASB issued ASU 2015-02 "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU 2015-02 changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. This adoption will not have a material impact on our financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory, which requires an entity to measure inventory within the scope at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The effective date for the standard is for fiscal years beginning after December 15, 2016. Early adoption is permitted. We will recognize our inventories at cost or net realizable value, whichever lower.

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. We will adopt the new standard effective January 1, 2018, on a prospective basis and do not expect the standard to have a material impact on our consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

None

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age, and position of sole executive officers and directors. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
Mr. Tee Keat Ong Mr. Chang Cai Liu	63 55	President Chief Executive Officer and Director
Mr. Phang Fey Chan	53	Chief Financial Officer and Principal Accounting Officer

Mr. Tee Keat Ong has been a director and President of the Company since inception in January 2017. Mr. Ong has a mechanical engineer degree from University of Malaya. He received honorary doctorate from University of City of Sunderland, UK in year 2011. Mr. Ong is the non executive Chairman of the Board of NAMI Corp. (symbol: NINK-OTC-Pink Market) and of Sino United Worldwide Consolidated Ltd. (symbol: SUIC-OTC Pink Market), both of which are reporting companies under federal securities laws. In May 2016, he founded The Malaysia-China Silk Route Business Chamber. He served as the sitting Member of Malaysian Parliament in year 2013. He was the Malaysian Minster of Transport from March 18, 2008 to June 4, 2010. He also was the Deputy Youth and Sports Minister from December 14, 1999 to February 14, 2006 and Deputy Higher Education Minister from February 15, 2006 to February 22, 2008. He founded Malaysia Silk Road Chamber of Commerce in 2016.

Mr. Chang Cai Liu has been a director and President of the Company since inception in January 2017. From January 2012 to May 2017, Mr. Liu was Group Vice President and Managing Director of Beijing Winfirst Century Property Management Co. Limited (OC: 835411, a public listed company in China). Mr. Liu graduated from Beijing University in Bachelor of Engineering majoring in Industrial and Civil, Construction, a Certified Senior Engineer/Property Valuation.

Mr. Phang Fey Chan has been the Chief Financial Officer and Principal Accounting Officer of the Company since inception in January 2017. Prior to joining the Company, from August 2011 to September 2017 he was Vice President II of Sime Darby Plantation Sdn Bhd. Mr. Chan possess over 20 years of financial management experience with companies in Malaysia and Mainland China, where he specialized in treasury, financial forecasting, budgeting, cash flow and risk management. Mr. Chan graduated from Deakin University, Australia specialized in Finance/Accounting and awarded Chartered Accountant by Malaysia Institute of Accountants.

Family Relationships

Except as stated herein above, there are no family relationships among our directors or officers.

Involvement in Legal Proceedings

To the best of our knowledge, none of our directors or executive officers, during the past ten years, has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission.

Director Independence

Our Board of Directors is currently composed of three members, whom do not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market).  The NASDAQ independence definition includes a series of objective tests, such as that the directors are not, and have not been for at least three years, one of our employees and that neither the Director, nor any of their family members have engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationship exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and Chief Financial Officer; however, we intend to adopt one in the near future.

Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early stage company, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our Directors and Officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

In addition, our Officers have committed to spend a sufficient amount of time and attention to the affairs of the Company to fulfill their respective officer responsibilities. In this regard, generally, each Officer spends between 15 to 40 hours per week on the affairs of the Company, depending on the circumstances. Therefore, we may face conflicts of interest between the time and attention each Officer devotes to the Company and that of their other business interests.

Other than as described above, we are not aware of any other conflicts of interest of our executive Officers and Directors.

Involvement in Certain Legal Proceedings

There are no legal proceedings that have occurred since our incorporation concerning our Director, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Our Officers and Directors have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our Directors serving on our Board of Directors.

EXECUTIVE COMPENSATION

During fiscal year ended December 31, 2017 and December 31, 2018, respectively, except as stated in the Summary Compensation Table below, we have not paid any salaries or other compensation to officers, directors or employees. We do not have a bonus, profit sharing, or deferred compensation plan for the benefit of employees, officers or directors. Further, we have not entered into an employment agreement with any of our officers, directors or any other persons and no such agreements are anticipated in the immediate future. We expect that our officers and directors will defer, and not accrue, any compensation until such time as the company is in a better financial position and will strive to have the business opportunity provide their remuneration. As of the date hereof, no person has accrued any compensation.

			Stock	Other
			Award	Compensation	Total
Name and Position	Year	Salary	$	$	$
Mr. Chang Cai Liu	2017	0	0	0	0
Chief (Principal)	2018	0	0	0	0
Executive Officer

Phang Fey Chan	2017	12,263	0	0	12,263
Chief (Principal)	2018	44,596	0	0	44,596
Financial Officer

Employment Agreements

The Company does not have any employment or other compensation agreement with its executive officers. Moreover, there are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Grants of Plan-Based Awards

No plan-based awards were granted to any of our named executive officers during the fiscal period ended December 31, 2018.

Outstanding Equity Awards at Fiscal Year End

No unexercised options or warrants were held by any of our named executive officers at December 31, 2018. No equity awards were made during the fiscal period ended December 31, 2018

Option Exercises and Stock Vested

No option to purchase our capital stock was exercised by any of our named executive officers, nor was any restricted stock held by such executive officers vested during the fiscal period ended December 31, 2018.

Pension Benefits

No named executive officers received or held pension benefits during the fiscal period ended December 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent (5%); (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The information is based on 76,518,000 shares of common stock issued and outstanding as of this date.

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership(1)	Class
Officers and Directors
Mr. Chang Cai Liu (2) Chief Executive Officer and Director	16,319,533	21.3%
Mr. Tee Keat Ong (2) President	0	0%

Mr. Phang Fey Chan (2) Chief Financial Officer	0	0%

All officers and directors as a group (3 persons)	16,319,533	21.3%

5% or more Shareholders

Biotech Precision Berhad B-05, Plaza Taragon Kelana, Jalan SS 6/6 Petaling Jaya, Selangor, Malaysia, 47301	4,605,076	6.0%
Chia, Siew Nian 19, Jalan Tanjung SD 13/4 Bandar Sri Damansara, Kuala Lumpur, Wilayah Persekutuan, Malaysia, 52200	4,605,076	6.0%
Xu, Chi Yan 2101, Building A, Lecheng Center, Chaoyang District Beijing, China, 100022	4,605,076	6.0%
Chen, Deying 2101, Building A, Lecheng Center, Chaoyang District Beijing, China, 100022	7,123,243	9.3%

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(1)Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has ownership of and voting power and investment power with respect to our Common stock or Preferred Shares. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2) The address of each officer is the address of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 25, 2018, we acquired all of the capital stock Billion Faith International Berhad., a Malaysian company (“Subsidiary”), from its then existing shareholders pursuant to a Share Exchange Agreement among the parties. In connection with the transaction, Mr. Chang Cai Liu, our Chief Executive Officer, received 12,981,066 shares of common stock. In addition, Biotech Precision Berhad, Ms. Chia, Siew Nian and Mr. Xu, Chi Yan, each received 4,605,076 shares of common stock, and Chen, Deying  received 7,123,243 shares of common stock. As a result, each party became a greater than 5% shareholder of the Company.

Our corporate offices are located at B-05 Plaza Taragon Kelana, Jalan SS6/6 Kelana Jaya 47301 Petaling Jaya, Selangor, Malaysia.  The lease commenced in July 2016 and terminates in June 30, 2022. The space consists of 5,000 square feet with an annual rent of approximately US$27,000. The premises are owned by Biotech Precision Berhad, a Malaysian company and a 5% shareholder (“Biotech Precision”).

In addition, on January 1, 2018, we entered into a Distribution Services Agreement with Biotech Precision whereby we acted as agent for Biotech Precision in the sale of a consumer genetics tests and nutritional supplements. Biotech Precision has a distributorship agreement with the manufacturer of such products. Our agreement with Precision Biotech is for a term of one year with automatic one year renewals, subject to the right of either party to terminate the agreement with 30 days advance notice.

On March 5, 2017, we made an advance of $541,771(USD) to a director of the Subsidiary. The director has since made series of repayments totaling $481,008(USD) and the remaining outstanding sum at March 31, 2019 is $60,763(USD).

On August 23, 2017, we received a loan of $483,267(USD) from another director of our Subsidiary and we have since made series of repayments totaling $459,675(USD) and the remaining outstanding sum at March 31, 2019 is $23,592(USD).

Other than stated above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since the beginning of fiscal year 2018 or in any proposed transaction to which we are proposed to be a party which in either case of $50,000 (or 1% of the average of the Company’s assets for the past 2 fiscal years):

•Any of our directors or officers;

•Any proposed nominee for election as our director;

•Any person who beneficially owns or directly or indirectly, shares carrying more than 10% of the voting rights attached to our shares;

•Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, no par value per share, and 30,000,000 shares of preferred stock, no par value per share. As of the date of this filing, there were 76,518,000 shares of our common stock issued and outstanding that was held by 106 stockholders of record and no shares of preferred stock issued and outstanding.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Wyoming for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are also authorized to issue 30,000,000 shares which have been established as the Series A Preferred Stock. No shares of our Preferred Stock are issued and outstanding. The share of preferred stock are “blank check” meaning the Company’s Board of Directors can issue shares of preferred stock in such series with such rights, privileges and preferences as determined from time to time by the Board of Directors. The ability of directors, without security holder approval, to issue shares of our Series A Preferred Stock could be used as an anti-takeover measure. Anti-takeover measures may result in you receiving less compensation for your stock.

Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations. To date, we have paid no dividends on our shares of common stock and have no present intention of paying any dividends on our shares of common stock in the foreseeable future. The payment by us of dividends on the shares of common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our board of directors.

Equity Compensation Plan Information

We have no plans for establishing an equity compensation plan, but reserve the right to do so in the future.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after the effectiveness of this registration statement, we will have 30,296,967 shares of common will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The remaining 133,203,033 shares, including 102,906,066 shares held by our insiders, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. However, Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. Rule 144 does include an important exception to this prohibition if the following conditions are met:

•the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the holders of the restricted shares will be able to sell their shares, pursuant to Rule 144 three months after the effectiveness of this registration statement. However, if they remain one of our affiliates, they will only be permitted to sell a number of securities that does not exceed the greater of:

•1% of the total number of shares of common stock then outstanding, which will equal 1,635,000 shares immediately after this offering; or

•the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 would also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Daniel H. Luciano, Esq., 242A West Valley Brook Road, Califon, New Jersey 07830.

EXPERTS

Total Asia Associates PLT, Malaysia, an independent registered public accounting firm, audited our financial statements for the years ended December 31, 2018 and 2017 as set forth in report appearing herein. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Total Asia Associates PLT given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws and Certificate of Incorporation, subject to the provisions of Wyoming Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We hereby file with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

BILLION SUNTINCEN HOLDING LIMITED.

INDEX TO FINANCIAL STATEMENTS

(AUDITED)

Consolidated Balance Sheet	F-1

Consolidated Statements of Operations and Comprehensive Expense	F-2

Consolidated Statements of Cash Flows	F-3 to F-4

Consolidated Statements of Stockholders’ Equity	F-5

Notes to Consolidated Financial Statements	F-6 to F-15

TOTAL ASIA ASSOCIATES PLT (AF002128 & LLP0016837-LCA)

A Firm registered with US PCAOB and Malaysian MIA Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak, 50400, Kuala Lumpur.

Tel: (603) 2733 9989

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Billion Suntincen Holding Limited

B-05 Plaza Taragon Kelana Jalan SS6/6 Kelana Jaya 47301 Petaling Jaya, Selangor Malaysia

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Billion Suntincen Holding Limited (“the Company”) as of December 31, 2018 and December 31, 2017, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the year ended December 31, 2018 and December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and December 31, 2017, and the results of its operations and its cash flows for the year ended December 31, 2018 and December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

_

TOTAL ASIA ASSOCIATES PLT

We have served as the Company’s auditor since 2019. Kuala Lumpur, Malaysia

Date: June 27, 2019

BILLION SUNTINCEN HOLDING LIMITED.

CONSOLIDATED BALANCE SHEET

(Amount expressed in United States Dollars (“US$”), except for number of shares)

	Note	December 31, 2018 (audited)	December 31, 2017 (audited)
ASSETS
Current assets:
Cash and cash equivalents		$7,645	$20,692
Trade receivables		199,875	250,095
Other receivables and deposits	3	597,472	1,146,419
Amount owing by director of Subsidiary	8	79,545	178,173
Inventories	4	183,121	257,958
Total current assets		1,067,658	1,853,337

Non-current assets:
Property, plant and equipment, net	5	1,783,392	895,540
Treasury shares	15	869,820	-
Other investments	6	503,806	513,294
		3,157,018	1,408,834

TOTAL ASSETS		$4,254,106	$3,262,171

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables		$111,790	$130,290
Other payables and accrued liabilities	7	829,885	411,287
Amount owing to director of a Subsidiary	8	23,264	311,876
Shareholder loan	9	15,861	-
Income tax payables	10	13,449	7,598
Total current liabilities		994,249	861,051

Non-current liabilities:
Shareholder loan	9	682,754	-
Deferred tax liabilities	10	13,640	13,519
		696,394	13,519

TOTAL LIABILITIES		$1,690,643	$874,571

Stockholders’ equity:
Issued capital 163,500,000 outstanding as of December 31, 2018, and 12,391,308 outstanding as of December 31, 2017	11	$4,706,855	$2,906,901
Additional paid up share capital		(900,704)	-
Accumulated losses		(1,351,558)	(627,156)
Other comprehensive income		79,440	107,856
Total stockholders’ equity		2,534,033	2,387,601

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$4,224,676	$3,262,171

See accompanying notes to financial statements

- F1 -

BILLION SUNTINCEN HOLDING LIMITED.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE EXPENSE

(Amount expressed in United States Dollars (“US$”), except for number of shares)

		12 months period ended
		December 31, 2018 (audited)	December 31, 2017 (audited)

Revenues, net		$349,756	$523,468

Cost of revenues		(354,145)	(457,847)

Gross (loss) / profit		(4,389)	65,621

Other income		18,479	73,219

Operating expenses		(732,767)	(744,654)

Loss from operations		(718,677)	(605,814)

Income tax expense	10	(5,725)	(21,117)

NET LOSS		$(724,402)	$(626,931)

Other comprehensive (expense)/income:
-Foreign currency translation (loss)/gain		(28,416)	107,239

COMPREHENSIVE EXPENSE		$(752,818)	$(519,692)

Loss per share		$(0.010)	$(0.121)

Weighted average number of common shares outstanding -Basic and diluted		71,223,288	4,306,462

See accompanying notes to financial statements

- F2 -

BILLION SUNTINCEN HOLDING LIMITED.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount expressed in United States Dollars (“US$))

	12 months period ended
	December 31, 2018 (audited)	December 31, 2017 (audited)
Cash flows from operating activities:
Net Loss	$(724,402)	$(626,931)

Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property, plant and equipment	1,082	1,902
Finance costs	35,680	46,716
Consultant fee settled with issuance of shares	29,430	-
Depreciation of plant and equipment	61,215	31,207
Operating loss before working capital changes	(596,995)	(547,106)

Changes in operating assets and liabilities:
Inventories	74,837	(257,958)
Other receivables and deposits	599,167	(1,329,640)
Trade and other payables	406,070	562,470
Cash generated/(used in) from operating activities	483,079	(1,572,234)

Cash flows from investing activities:
Return from other investments	9,488	(513,294)
Purchase of property, plant and equipment	(989,625)	(928,649)
Net cash used in investing activities	(980,137)	(1,441,943)

Cash flows from financing activities:
Proceed from issuance of shares	899,250	2,906,900
Treasury shares	(899,250)	-
Finance costs	(35,680)	(46,716)
Drawdown of shareholder loan	698,615	-
(Repayment to)/Advance from Directors	(189,984)	66,828
Net cash generated from financing activities	472,951	2,927,012

Foreign currency translation adjustment	(24,107)	107,856

NET CHANGE IN CASH AND CASH EQUIVALENTS	11,060	(87,165)

CASH AND CASH EQUIVALENTS, BEGINNING OF FINANCIAL YEAR	20,692	1

CASH AND CASH EQUIVALENTS, END OF FINANCIAL YEAR	$7,645	$20,692

See accompanying notes to financial statements.

- F3 -

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONT.)

(Amount expressed in United States Dollars (“US$))

	12 months period ended
	December 31, 2018 (audited)	December 31, 2017 (audited)
CASH AND CASH EQUIVALENTS INFORMATION:
Cash in hand	1,334	2,160
Cash at bank	6,311	18,532
	7,645	20,692
Less: fixed deposits with licensed banks	-	-
	7,645	20,692

	12 months period ended
	December 31, 2018 (audited)	December 31, 2017 (audited)
Supplementary cash flow information:
Interest paid	35,680	46,716
Income taxes paid	5,725	21,117

See accompanying notes to financial statements.

- F4 -

BILLION SUNTINCEN HOLDING LIMITED.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY/(DEFICIT)

(Amount expressed in United States Dollars (“US$))

	Common stock		Additional paid up share capital	Accumulated losses	Accumulated other comprehensive (expense) / profit	Total Equity
	Number of shares	Share capital
Balance as of January 1, 2018	12,391,308	$ 2,906,901	$ -	$ (627,156)	$ 107,856	$ 2,387,601
Issued shares	151,108,692	1,799,954	(900,704)	-	-	899,250
Net loss for the period	-	-	-	(724,402)	-	(724,402)
Foreign currency translation loss	-	-	-	-	(28,416)	(28,416)
Balance as of December 31, 2018	163,500,000	$ 4,706,855	$ (900,704)	$ (1,351,558)	$ 79,440	$ 2,534,033

See accompanying notes to financial statements.

- F5 -

BILLION SUNTINCEN HOLDING LIMITED.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amount expressed in United States Dollars (“US$”), except for number of shares)

1.	ORGANIZATION AND BUSINESS BACKGROUND

Billion Suntincen Holding Limited was incorporated in the State of Wyoming on June 13, 2018. On July 26, 2018, the Company acquired all of the outstanding capital stock of Billion Faith International Bhd., a Malaysian corporation (“Subsidiary”). The Subsidiary was incorporated in Malaysia on December 13, 2016. The outstanding capital stock of the Subsidiary is currently being transferred to the Company subject to the EGM to be held.

The principal office address is B-05, Plaza Taragon Kelana, Jalan SS6/6, Kelana Jaya, 47301 Petaling Jaya, Selangor, Malaysia. We also have a retail showroom which is located at No. 39 Jalan Setia Perdana BC U13/BC, Bandar Setia Alam, Seksyen U13, 40170 Shah Alam, Selangor, Malaysia. Our telephone number is (+60) 193159266 and currently, we do not have a web-site.

The corporate structure is depicted below:

Billion Suntincen Holdings Limited. a Wyoming company
100% owned
Billion Faith International Berhad a Malaysian company

        100% owned

CSBN (Sg Chua) Sdn Bhd a Malaysian company	CSBN Asset Management Sdn Bhd a Malaysian company	CSBN Gallery (PD) Sdn Bhd a Malaysian company	CSBN O2O Sdn Bhd a Malaysian company	CSBN Procurement Sdn Bhd a Malaysian company

CSBN Retail Chain Sdn Bhd a Malaysian company	Billion Faith Marketing Sdn Bhd a Malaysian company	CSBN (Setia Alam) Sdn Bhd a Malaysian company	CSBN (Sandakan) Sdn Bhd a Malaysian company

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

•	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

- F6 -

•	Cash and cash equivalents

Cash and cash equivalents represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis to write off the cost over the following expected useful lives of the assets concerned. The principal annual rates used are as follows:

Categories	Principal Annual Rates/Expected Useful Life
Furniture & fittings	10%
Office equipment	25%
Software	25%
Plant and equipment	10%
Renovation	10%
Building	3%
Factory equipment	10%
Bird house	3%

Fully depreciated property, plant and equipment are retained in the financial statements until they are no longer in use.

•	Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve is recorded to write down the cost of inventory to the estimated market value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenues in the Condensed Statements of Operations and Comprehensive Income.

•	Revenue recognition

Revenue recognized when it is probable that the economic benefits associated with the transaction will flow to the enterprise and the amount of the revenue can be measured reliably. Revenue is measured at the fair value of consideration received or receivable.

a.	Sales of goods or rendering of services

An entity shall recognize revenue associated with the transaction by reference to the stage of completion of the transaction at the end of the reporting period. The outcome of a transaction can be estimated reliably when all the following conditions are satisfied: -

i)    The amount of revenue can be measured reliably;

ii) It is probable that the economic benefits associated with the transaction will flow to the entity;

iii)The stage of completion of the transaction at the end of the reporting period can be measured reliably; and

iv) The costs incurred for the transaction and the costs to complete the transaction can be measured reliably.

b.	Interest income

Interest is recognized on receipt basis.

- F7 –

•	Cost of revenues

Cost of revenue includes the purchase cost of retail goods for re-sale to customers and packing materials (such as boxes). It excludes purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs and other costs of distribution network in cost of revenues.

•	Shipping and handling fees

Shipping and handling fees, if billed to customers, are included in revenue. Shipping ang handling fees associated with inbound and outbound freight are expensed as incurred and included in selling and distribution expenses.

•	Comprehensive income

ASC Topic 220, “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation and cumulative net change in the fair value of available-for-sale investments held at the balance sheet date. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Income tax expense

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

•	Income tax expense (continued)

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

- F8 -

The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company maintains its books and record in a local currency, Malaysian Ringgit

(“MYR” or “RM”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective years:

	As of and for the 12 months period ended December 31,
	2018	2017
Year-end MYR: US$1 exchange rate	4.1385	4.0620
Yearly average MYR: US$1 exchange rate	4.0362	4.2812

•	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•	Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, trade receivable, deposits and other receivables, amount due to related parties and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•	Level 1: Observable inputs such as quoted prices in active markets;

•	Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

As of December 31, 2017 and 2018, the Company did not have any nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

- F9 -

•	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. This adoption will not have a material impact on our financial statements.

In June 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements-Going concern (Subtopic 205-40) which provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. This guidance in ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. This adoption will not have a material impact on our financial statements.

In February 2015, the FASB issued ASU 2015-02 "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU 2015-02 changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. This adoption will not have a material impact on our financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory, which requires an entity to measure inventory within the scope at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The effective date for the standard is for fiscal years beginning after December 15, 2016. Early adoption is permitted. We will recognize our inventories at cost or net realizable value, whichever lower.

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. We will adopt the new standard effective January 1, 2018, on a prospective basis and do not expect the standard to have a material impact on our consolidated financial statements.

 - F10 -

3	OTHER RECEIVABLES AND DEPOSITS

	As of
	December 31, 2018	December 31, 2017

Other receivables	$2,045	$34,365

Amount owing by related parties	556,871	742,015
Deposits and prepayments	38,556	370,039

	597,472	1,146,419

The amount owing by related parties is unsecured, interest-free with no fixed repayment term.

4.	INVENTORIES
	As of
	December 31, 2018	December 31, 2017

Finished goods, at cost	$183,121	$257,958
Total inventories	183,121	257,958

5.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	As of
	December 31, 2018	December 31, 2017

Furniture and fittings	$10,247	$9,227
Office equipment	42,931	43,892
Software	1,261	-
Plant and equipment	1,480	1,480
Renovation	234,082	233,201
Building	985,749	-
Factory equipment	32,671	32,671
Bird house	574,809	574,809
	1,883,230	895,280
(Less): Accumulated depreciation	(91,652)	(30,827)
Add: Foreign translation differences	(8,186)	31,087
Property, plant and equipment, net	$1,783,392	$895,540

Total cost of property, plant and equipment has included disposed amount for December 31, 2018 and December 31, 2017 of $1,675 and $2,282, respectively.

Depreciation expense for December 31, 2018 and December 31, 2017 were $61,215 and $31,207, respectively and included in the accumulated depreciation are disposal amount of $593 and $380, respectively.

- F11 -

6.	OTHER INVESTMENTS
	As of
	December 31, 2018	December 31, 2017

Investment in Bird’s Nest	$141,356	$144,018
Investment in Tender of Birds Nest Gomantong Cave	362,450	369,276

$503,806	$513,294

Other investments are stated at cost.

7.	OTHER PAYABLES AND ACCRUED LIABILITIES
	As of
	December 31, 2018	December 31, 2017

Other creditors	$777,673	$348,901
Accrued expenses	51,719	62,386
Amount owing to related parties	493	-
	$829,885	$411,287

The amount owing to related parties is unsecured, interest-free with no fixed repayment term.

8.	AMOUNT OWING BY/TO DIRECTOR OF SUBSIDIARY

Amount owing by/to directors is unsecured, interest-free with no fixed repayment term, for working capital purpose. Imputed interest is considered insignificant.

9.	SHAREHOLDER LOAN

The Company received a shareholder loan in the amount of $698,615 with respect to the purchase of the real estate and 2 story building located at No. 3A, Jalan SC 6, Sungai Chua Industrial Park, Kajang, Selangor, Malaysia. The Company and the shareholder have an oral arrangement with respect to payment obligations. The term loan consisted of the following at December 31, 2018:

As of
December 31, 2018

Shareholder loan	$682,754
Less: Shareholder loan due in one year	15,861
Shareholder loan	$698,615

The scheduled maturities of the Company’s long-term debt were as follows at December 31, 2018:

Total debt

-2019	$15,861
-2020	16,631
-2021	17,439
-2022	18,285
-2023	19,173
Thereafter	611,226
Total debt	698,615

The term loan is secured by pledge of the property in favor of the shareholder. It carries effective interest rates of 4.75% per year. The term loan matures on April 16, 2042.

- F12 -

10.	INCOME TAX

 Provision for income taxes consisted of the following:

For the 12 months period ended December 31,
2018	2017

Income tax
Local	$-	$-
Foreign, representing:
Malaysia	5,725	7,598

Deferred tax
Local	$-	$-
Foreign, representing:
Malaysia	-	13,519

	5,725	21,117

United States of America

The Company is registered in the State of Wyoming and is subject to the tax laws of the United States of America.

Malaysia

Billion Faith International Berhad is subject to Malaysia Corporate Tax, which is charged at the statutory income tax rate of 18% on its assessable income.

	As of
	December 31, 2018	December 31, 2017

Income tax payable:	$13,449	$7,598

Deferred tax liabilities:

Plant and equipment
Local	$-	$-
Foreign, representing:
Malaysia	13,640	13,519
Deferred tax liabilities	13,640	13,519

11.	STOCKHOLDERS’ EQUITY

During the year, the Company has issued the following shares of common stock:

	Number of shares of common stock		As of
	2018	2017	December 31, 2018	December 31, 2017
	Shares	Shares	USD	USD
Issued and fully paid:			$	$
At the beginning of the year	12,391,308	2	2,906,901	1
Issued during the year	151,108,692	12,391,306	1,799,954	2,906,900
At the end of the year	163,500,000	12,391,308	4,706,855	2,906,901

- F13 –

11.	STOCKHOLDERS’ EQUITY (CONTINUE)

Pursuant to the Companies Act 2016 in Malaysia, effective from 31 January 2017, the concept of authorized share capital and par value has been abolished. Amount standing to the credit of premium account/capital redemption reserve are transferred to share capital as at that date.

12. RELATED PARTY TRANSACTIONS

	For the 12 months period ended December 31, 2018	For the 12 months period ended December 31, 2017
Sales generated from:
- Related party A	-	169,811
- Related party B	-	30
	-	169,841

Purchases from:
- Related party C	-	36,208
- Related party D	-	133
	-	36,341

Related party A, B, C and D are companies controlled by key shareholders of the Company.

The related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

13. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the year ended December 31, 2018 and 2017, the customers who accounted for 10% or more of the Company’s sales and its outstanding receivable balance at period-end are presented as follows:

	For year ended December 31
	2018	2017	2018	2017	2018	2017
	Revenues		Percentage of revenues		Accounts receivable, trade

Customer A	$ 0	$ 350,694	-%	67%	$ 178,802*	$ 217,737
	$ 0	$ 350,694	-%	67%	$ 178,802	$ 217,737

* The amount was reduced to $8,957 in May 2019.

(b) Major vendors

For the year ended December 31, 2018 and 2017, none of the vendors accounted for 10% or more of the Company’s purchases and its outstanding payable balance.

- F14 -

14.	FOREIGN CURRENCY EXCHANGE RATE

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate post higher or lower income depending on exchange rate converted into US$ at the end of the financial year. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

15.	TREASURY SHARES

The Corporation’s Board of directors had on July 26, 2018 authorized the issuance of shares of 86,982,000 of its common stock at $869,820 as treasury shares. The table illustrate the movement on the number of treasury shares outstanding during the reporting period/fiscal year:

2018
Balance as of January 1	-
Issued (1)	86,982,000
Cancelled	-
Balance as of December 31	86,982,000

(1) The treasury shares were issued on July 26, 2018 with objective to be sold for acquisition of new businesses. These shares were entrusted to individual and among them Mr. Xu, Chi Yan and Mr. Liu, Chang Cai who are related parties.

16.	SIGNIFICANT EVENTS AFTER REPORTING PERIOD

On May 17, 2019, the Corporation cancelled 86,982,000 common stock previously recorded as treasury shares.

- F15 -

BILLION SUNTINCEN HOLDING LIMITED.

INDEX TO FINANCIAL STATEMENTS

(UNAUDITED)

Consolidated Balance Sheet	F-1

Consolidated Statements of Operations and Comprehensive Expense	F-2

Consolidated Statements of Cash Flows	F-3 to F-4

Consolidated Statements of Stockholders’ Equity	F-5

Notes to Consolidated Financial Statements	F-6 to F-15

BILLION SUNTINCEN HOLDING LIMITED.

CONSOLIDATED BALANCE SHEET

(Amount expressed in United States Dollars (“US$”), except for number of shares)

	Note	March 31, 2019 (unaudited)	December 31, 2018 (audited)
ASSETS
Current assets:
Cash and cash equivalents		$9,891	$7,645
Trade receivables		73,529	199,875
Other receivables and deposits	3	605,070	597,472
Amount owing by director of a Subsidiary	8	60,763	79,545
Inventories	4	101,054	183,121
Total current assets		850,308	1,067,658

Non-current assets:
Property, plant and equipment, net	5	1,793,341	1,783,392
Treasury shares	15	869,820	869,820
Other investments	6	510,904	503,806
		3,174,065	3,157,018

TOTAL ASSETS		$4,024,373	$4,224,676

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables		$141,677	$111,790
Other payables and accrued liabilities	7	809,362	829,885
Amount owing to director of Subsidiary	8	23,592	23,264
Shareholder loan	9	13,462	15,861
Income tax payables	10	13,495	13,449
Total current liabilities		1,001,588	994,249

Non-current liabilities:
Shareholder loan	9	692,374	682,754
Deferred tax liabilities	10	145	13,640
		692,519	696,394

TOTAL LIABILITIES		$1,694,107	$1,690,643

Stockholders’ equity:
Issued capital 163,500,000 outstanding as of March 31, 2019, and of December 31, 2018	11	$4,706,855	$4,706,855
Additional paid up share capital		(900,704)	(900,704)
Accumulated losses		(1,593,058)	(1,351,558)
Other comprehensive income		117,173	79,440
Total stockholders’ equity		2,330,266	2,534,033

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$4,024,373	$4,224,676

See accompanying notes to financial statements

- F1 -

BILLION SUNTINCEN HOLDING LIMITED.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE EXPENSE

(Amount expressed in United States Dollars (“US$”), except for number of shares)

		3 months period ended
		March 31, 2019 (unaudited)	March 31, 2018 (unaudited)

Revenues, net		$116,077	$158,104

Cost of revenues		280,009	106,943

Gross (loss) / profit		(163,932)	51,161

Other income		452	1,315

Operating expenses		(78,020)	(230,179)

Loss from operations		(241,500)	(177,703)

Income tax expense	10	-	-

NET LOSS		$(241,500)	$(177,703)

Other comprehensive (expense)/income:
-Foreign currency translation gain		37,733	12,122

COMPREHENSIVE EXPENSE		$(203,767)	$(165,581)

Loss per share		$(0.001)	$-

Weighted average number of common shares outstanding -Basic and diluted		163,500,000	-

See accompanying notes to financial statements

- F2 -

BILLION SUNTINCEN HOLDING LIMITED.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount expressed in United States Dollars (“US$))

	3 months period ended
	March 31, 2019 (unaudited)	March 31, 2018 (unaudited)
Cash flows from operating activities:
Net Loss	$(241,500)	$(177,703)

Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property, plant and equipment	68	-
Finance costs	5,588	13,277
Depreciation of plant and equipment	34,623	15,939
Operating loss before working capital changes	(201,221)	(148,487)

Changes in operating assets and liabilities:
Inventories	82,067	(32,439)
Trade and Other receivables and deposits	118,746	(349,204)
Trade and other payables	(4,085)	791,387
Cash generated/(used in) from operating activities	(4,493)	261,257

Cash flows from investing activities:
Return from other investments	(7,098)	(26,582)
Purchase of property, plant and equipment	-	(1,031,599)
Disposal of property, plant and equipment	44	-
Net cash used in investing activities	(7,054)	(1,058,181)

Cash flows from financing activities:
Financing costs	(5,588)	(13,277)
(Repayment)/Drawdown of shareholder loan	7,221	759,525
(Repayment to)/Advance from Directors	19,110	(49,661)
Net cash generated from financing activities	20,743	696,587

Foreign currency translation adjustment	(6,951)	89,965

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,246	(10,372)

CASH AND CASH EQUIVALENTS, BEGINNING OF FINANCIAL YEAR	7,645	20,692

CASH AND CASH EQUIVALENTS, END OF FINANCIAL YEAR	$9,891	$10,320

- F3 -

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONT.)

(Amount expressed in United States Dollars (“US$))

	3 months period ended
	March 31, 2019 (unaudited)	March 31, 2018 (unaudited)
CASH AND CASH EQUIVALENTS INFORMATION:
Cash in hand	736	438
Cash at bank	9,155	9,882
	9,891	10,320
Less: fixed deposits with licensed banks	-	-
	9,891	10,320

	3 months period ended
	March 31, 2019 (unaudited)	March 31, 2018 (unaudited)
Supplementary cash flow information:
Interest paid	5,588	13,277
Income taxes paid	-	-

See accompanying notes to financial statements.

- F4 -

BILLION SUNTINCEN HOLDING LIMITED.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY/(DEFICIT)

(Amount expressed in United States Dollars (“US$))

	Common stock		Additional paid up share capital	Accumulated losses	Accumulated other comprehensive (expense) / profit	Total Equity
	Number of shares	Share capital
Balance as of January 1, 2019	163,500,000	$ 4,706,855	$ (900,704)	$ (1,351,558)	$ 79,440	$ 2,534,033
Issued shares	-	-	-	-	-	-
Net loss for the period	-	-	-	(241,500)	-	(241,500)
Foreign currency translation loss	-	-	-	-	37,733	37,733
Balance as of March 31, 2019	163,500,000	$ 4,706,855	$ (900,704)	$ (1,593,059)	$ 117,173	$ 2,330,266

See accompanying notes to financial statements.

- F5 -

BILLION SUNTINCEN HOLDING LIMITED.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amount expressed in United States Dollars (“US$”), except for number of shares)

1.	ORGANIZATION AND BUSINESS BACKGROUND

Billion Suntincen Holding Limited was incorporated in the State of Wyoming on June 13, 2018. On July 26, 2018, the Company acquired all of the outstanding capital stock of Billion Faith International Bhd., a Malaysian corporation (“Subsidiary”). The Subsidiary was incorporated in Malaysia on December 13, 2016. The outstanding capital stock of the Subsidiary is currently being transferred to the Company subject to the EGM to be held.

The principal office address is B-05, Plaza Taragon Kelana, Jalan SS6/6, Kelana Jaya, 47301 Petaling Jaya, Selangor, Malaysia. We also have a retail showroom which is located at No. 39 Jalan Setia Perdana BC U13/BC, Bandar Setia Alam, Seksyen U13, 40170 Shah Alam, Selangor, Malaysia. Our telephone number is (+60) 193159266  and currently, we do not have a web-site.

The corporate structure is depicted below:

Billion Suntincen Holdings Limited. a Wyoming company
100% owned
Billion Faith International Berhad a Malaysian company

        100% owned

CSBN (Sg Chua) Sdn Bhd a Malaysian company	CSBN Asset Management Sdn Bhd a Malaysian company	CSBN Gallery (PD) Sdn Bhd a Malaysian company	CSBN O2O Sdn Bhd a Malaysian company	CSBN Procurement Sdn Bhd a Malaysian company

CSBN Retail Chain Sdn Bhd a Malaysian company	Billion Faith Marketing Sdn Bhd a Malaysian company	CSBN (Setia Alam) Sdn Bhd a Malaysian company	CSBN (Sandakan) Sdn Bhd a Malaysian company

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

•	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

- F6 –

•	Cash and cash equivalents

Cash and cash equivalents represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis to write off the cost over the following expected useful lives of the assets concerned. The principal annual rates used are as follows:

Categories	Principal Annual Rates/Expected Useful Life
Furniture & fittings	10%
Office equipment	25%
Software	25%
Plant and equipment	10%
Renovation	10%
Building	3%
Factory equipment	10%
Bird house	3%

Fully depreciated property, plant and equipment are retained in the financial statements until they are no longer in use.

•	Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve is recorded to write down the cost of inventory to the estimated market value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenues in the Condensed Statements of Operations and Comprehensive Income.

•	Revenue recognition

Revenue recognized when it is probable that the economic benefits associated with the transaction will flow to the enterprise and the amount of the revenue can be measured reliably. Revenue is measured at the fair value of consideration received or receivable.

a.	Sales of goods or rendering of services

An entity shall recognize revenue associated with the transaction by reference to the stage of completion of the transaction at the end of the reporting period. The outcome of a transaction can be estimated reliably when all the following conditions are satisfied: -

v)    The amount of revenue can be measured reliably;

vi) It is probable that the economic benefits associated with the transaction will flow to the entity;

vii)The stage of completion of the transaction at the end of the reporting period can be measured reliably; and

viii) The costs incurred for the transaction and the costs to complete the transaction can be measured reliably.

b.	Interest income

Interest is recognized on receipt basis.

- F7 -

•	Cost of revenues

Cost of revenue includes the purchase cost of retail goods for re-sale to customers and packing materials (such as boxes). It excludes purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs and other costs of distribution network in cost of revenues.

•	Shipping and handling fees

Shipping and handling fees, if billed to customers, are included in revenue. Shipping ang handling fees associated with inbound and outbound freight are expensed as incurred and included in selling and distribution expenses.

•	Comprehensive income

ASC Topic 220, “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation and cumulative net change in the fair value of available-for-sale investments held at the balance sheet date. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Income tax expense

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

- F8 –

The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company maintains its books and record in a local currency, Malaysian Ringgit (“MYR” or “RM”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective years:

	As of and for the 3 months period ended March 31,
	2019	2018
Period-end MYR: US$1 exchange rate	4.0810	3.8620
Period average MYR: US$1 exchange rate	4.0800	3.8940

•	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•	Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, trade receivable, deposits and other receivables, amount due to related parties and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•	Level 1: Observable inputs such as quoted prices in active markets;

•	Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

As of December 31, 2017 and 2018, the Company did not have any nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

- F9 –

•	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. This adoption will not have a material impact on our financial statements.

In June 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements-Going concern (Subtopic 205-40) which provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. This guidance in ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. This adoption will not have a material impact on our financial statements.

In February 2015, the FASB issued ASU 2015-02 "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU 2015-02 changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. This adoption will not have a material impact on our financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory, which requires an entity to measure inventory within the scope at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The effective date for the standard is for fiscal years beginning after December 15, 2016. Early adoption is permitted. We will recognize our inventories at cost or net realizable value, whichever lower.

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. We will adopt the new standard effective January 1, 2018, on a prospective basis and do not expect the standard to have a material impact on our consolidated financial statements.

 - F10 –

3	OTHER RECEIVABLES AND DEPOSITS

	As of
	March 31, 2019	December 31, 2018

Other receivables	$389	$2,045
Amount owing by related parties	568,858	556,871
Deposits and prepayments	35,823	38,556

	605,070	597,472

The amount owing by related parties is unsecured, interest-free with no fixed repayment term.

4.	INVENTORIES
	As of
	March 31, 2019	December 31, 2018

Finished goods, at cost	$101,054	$183,121
Total inventories	101,054	183,121

5.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	As of
	March 31, 2019	December 31, 2018

Furniture and fittings	$10,247	$10,247
Office equipment	42,768	42,931
Software	1,261	1,261
Plant and equipment	1,480	1,480
Renovation	234,082	234,082
Building	985,749	985,749
Factory equipment	32,671	32,671
Bird house	574,809	574,809
	1,883,067	1,883,230
(Less): Accumulated depreciation	(114,803)	(91,652)
Add: Foreign translation differences	25,077	(8,186)
Property, plant and equipment, net	$1,793,341	$1,783,392

Total cost of property, plant and equipment has included disposed amount for March 31, 2019 and December 31, 2018 of Nil and $1,675, respectively.

Depreciation expense for March 31, 2019 and December 31, 2018 were $15,015 (March 31, 2018: $15,939) and $61,215 (December 31, 2017: $31,207), respectively and included in the accumulated depreciation are disposal amount of Nil and $593, respectively.

- F11 –

6.	OTHER INVESTMENTS

	As of
	March 31, 2019	December 31, 2018

Investment in Bird’s Nest	$143,347	$141,356
Investment in Tender of Birds Nest Gomantong Cave	367,557	362,450
	$510,904	$503,806

Other investments are stated at cost.

7.	OTHER PAYABLES AND ACCRUED LIABILITIES

	As of
	March 31, 2019	December 31, 2018

Other creditors	$776,942	$777,673
Accrued expenses	31,90	51,719
Amount owing to related parties	500	493
	$809,362	$829,885

The amount owing to related parties is unsecured, interest-free with no fixed repayment term.

8.	AMOUNT OWING BY/TO DIRECTOR OF SUBSIDIARY

Amount owing by/to directors is unsecured, interest-free with no fixed repayment term, for working capital purpose. Imputed interest is considered insignificant.

9.	SHAREHOLDER LOAN

The Company received a shareholder loan in the amount of $698,615 with respect to the purchase of the real estate and 2 story building located at No. 3A, Jalan SC 6, Sungai Chua Industrial Park, Kajang, Selangor, Malaysia. The Company and the shareholder have an oral arrangement with respect to payment obligations. The term loan consisted of the following at March 31, 2019:

	As of
	March 31, 2019	December 31, 2018

Shareholder loan	$692,374	$682,754
Less: Shareholder loan due in one year	13,462	15,861
Shareholder loan	$705,836	$698,615

The scheduled maturities of the Company’s long-term debt were as follows at March 31, 2019:

Total debt	As of
	March 31, 2019	December 31, 2018
-
-2019	$13,462	$15,861
-2020	16,865	16,631
-2021	17,685	17,439
-2022	18,543	18,285
-2023	19,443	19,173
Thereafter	619,838	611,226
Total debt	705,836	698,615

The term loan is secured by pledge of the property in favor of the shareholder. It carries effective interest rates of 4.75% per year. The term loan matures on April 16, 2042.

 - F12 -

10.	INCOME TAX

 Provision for income taxes consisted of the following:

For the 3 months period ended March 31,
	2019	2018
Income tax
Local	$-	$-
Foreign, representing:	-	-
Malaysia	-	-

Deferred tax
Local	$-	$-
Foreign, representing:	-	-
Malaysia	-	-

	-	-

United States of America

The Company is registered in the State of Wyoming and is subject to the tax laws of the United States of America.

Malaysia

Billion Faith International Berhad is subject to Malaysia Corporate Tax, which is charged at the statutory income tax rate of 18% on its assessable income.

	As of
	March 31, 2019	December 31, 2018

Income tax payable:	$13,495	$13,449

Deferred tax liabilities:

Plant and equipment
Local	$-	$-
Foreign, representing:	-	-
Malaysia	145	13,640
Deferred tax liabilities	145	13,640

11.	STOCKHOLDERS’ EQUITY

During the year, the Company has issued the following shares of common stock:

	Number of shares of common stock		As of
	2019	2018	March 31, 2019	December 31, 2018
	Shares	Shares	USD	USD
Issued and fully paid:			$	$
At the beginning of the year	163,500,000	12,391,308	4,706,855	2,906,901
Issued during the year	-	151,108,692	-	1,799,954
At the end of the year	163,500,000	163,500,000	4,706,855	4,706,855

- F13 -

11.	STOCKHOLDERS’ EQUITY (CONTINUED)

Pursuant to the Companies Act 2016 in Malaysia, effective from 31 January 2017, the concept of authorized share capital and par value has been abolished. Amount standing to the credit of premium account/capital redemption reserve are transferred to share capital as at that date.

12. RELATED PARTY TRANSACTIONS

	For the 3 months period ended March 31, 2019	For the 3 months period ended March 31, 2018
Sales generated from:
- Related party A	-	149
	-	149

Related party A is a company controlled by key shareholders of the Company.

The related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

13. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the period ended March 31, 2019 and 2018, none of the customers accounted for 10% or more of the Company’s sales and its outstanding receivable balance at period-end.

(b) Major vendors

For the period ended March 31, 2019 and 2018, none of the vendors accounted for 10% or more of the Company’s purchases and its outstanding payable balance.

14.	FOREIGN CURRENCY EXCHANGE RATE

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate post higher or lower income depending on exchange rate converted into US$ at the end of the financial year. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

- F14 -

15.	TREASURY SHARES

The Corporation’s Board of directors had on July 26, 2018 authorized the issuance of shares of 86,982,000 of its common stock at $899,250 as treasury shares. The table illustrate the movement on the number of treasury shares outstanding during the reporting period/fiscal year:

	2019	2018
Balance as of January 1	86,982,000	-
Issued (1)	-	86,982,000
Cancelled (2)	(86,982,000)	-
Balance as of March 31/December 31	-	86,982,000

(1) The treasury shares were issued on July 26, 2018 with objective to be sold for acquisition of new businesses. These shares were entrusted to individual and among them Mr. Xu, Chi Yan and Mr. Liu, Chang Cai who are related parties.

(2)On May 17, 2019 the Corporation cancelled 86,982,000 treasury shares and the remining shares are not held by related party.

16.	SIGNIFICANT EVENTS AFTER REPORTING PERIOD

On May 17, 2019, the Corporation cancelled 86,982,000 common stock previously recorded as treasury shares.

- F15 -

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Item	Amount ($)
SEC Registration Fee	367.20
Transfer Agent Fees*	1,000.00
Legal Fees	25,000.00
Accounting Fees	20,000.00
EDGAR Format	750.00
Miscellaneous	1,000.00
TOTAL	48,117.20

*estimated

Item 14. Indemnification of Directors and Officers

Section 17-16-851 of the Wyoming Business Corporation Act (WBCA) provides that a corporation may indemnify directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director or officer (other than an action by or in the right of the corporation - a "derivative action"), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Pursuant to Article VI of our Bylaws, the Company has the power to indemnify current or former directors, officers, employees, and agents to the fullest extent provided in its Articles of Incorporation and by the WBCA as amended and in effect on the date of the adoption of this article.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

On June 25, 2018, pursuant to a series of Stock Exchange Agreements, Billion Suntincen Holding Limited, a Wyoming company, acquired all of the capital stock of Billion Faith International Bhd, a Malaysian company (“Subsidiary”), from its then existing shareholders, a total of 106 shareholders. On July 26, 2018 a total of 73,575,000 shares of the Company were issued to all of the shareholders of the Subsidiary. In addition, Biotech Precision Berhad, Ms. Chia, Siew Nian and Mr. Xu, Chi Yan, each received 4,605,076 shares of common stock, and Chen, Deying received 7,123,243 shares of common stock. As a result, each party became a greater than 5% shareholder of the Company.

On July 26, 2018, the Company issued a total of 86,982,000 shares of common stock (“Trust Shares”) to 38 trustees of the Company. On May 17, 2019, the Company cancelled the Trust Shares and the Trust Shares were returned to the Company’s treasury.

The offer and sale of the securities above was effected under  Regulation S promulgated under the Securities Act, as amended, as each such shareholder represented in writing to the Company that he/she/it is a non-US Person, was not acquiring the shares on behalf of a US Person, and will not sell the shares unless pursuant to a registration statement or an available exemption.

Item 16. Undertakings

The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Item 17. Exhibits.

Exhibit	Description
3.1(a)	Articles of Incorporation of Registrant.(1)
3.1(b)	Articles of Incorporation of Billion Faith International Bhd and six of its subsidiaries.(1)
3.2(a)	Bylaws of the Registrant.(1)
5.1	Opinion of Daniel H Luciano, Esq.(1)
10.1	Form of Stock Exchange Agreement between the Company and Billion Faith International Bhd and its shareholders dated July 26, 2018.(1)
10.2 10.3	Trust Deed dated March 1, 2018.(1) Distribution Services Agreement dated January 1, 2018 by and between Biotech Precision Berhad and Billion Faith International Berhad.(1)
23.1	Consent of Daniel H Luciano, Esq. (filed as part of Exhibit 5.1)(1)
23.2	Consent of Total Asia Associates PLT.(1)

__________________________________________________________

(1) Filed herewith.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in the Kuala Lumpur, Malaysia, on the 28th day of June 2019.

Billion Suntincen Holding Limited

            (Registrant)

/s/ Chang Cai Liu

____________________________

Chang Cai Liu

Chief Executive Officer

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on June 28, 2019.

/s/ Chang Cai Liu

_________________________________

Chang Cai Liu

Chief Executive Officer

(Principal Executive Officer)

And Director

/s/ Phang Fey Chan

_____________________

Phang Fey Chan

Chief Financial Officer

(Principal Financial and Accounting Officer)

/s/ Tee Keat Ong

__________________________

Tee Keat Ong

President

EXHIBIT INDEX

Exhibit	Description
3.1(a)	Articles of Incorporation of Registrant and Articles of Amendment of Registrant.(1)
3.1(b)	Articles of Incorporation of Billion Faith International Bhd (Subsidiary) and six of its subsidiaries.(1)
3.2(a)	Bylaws of the Registrant.(1)
5.1	Opinion of Daniel H Luciano, Esq.(1)
10.1	Form of Stock Exchange Agreement between the Company and Billion Faith International Bhd and its shareholders dated July 26, 2018.(1)
10.2 10.3	Trust Deed dated March 1, 2018. Distribution Services Agreement dated January 1, 2018 by and between Biotech Precision Berhad and Billion Faith International Berhad.
23.1	Consent of Daniel H Luciano, Esq. (filed as part of Exhibit 5.1).(1)
23.2	Consent of Total Asia Associates PLT.(1)

__________________________________________________________

(1) Filed herewith.